UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2009
 (Date of Earliest Event Reported)

Shrink Nanotechnologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	333-138083 (Commission File Number)	20-2197964 (I.R.S. Employer Identification No.)

2038 Corte Del Nogal, Suite 110
Carlsbad, CA  92011
 (Address of principal executive offices)

760-804-8844
 (Registrant's telephone number, including area code)

Audiostocks, Inc.
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations with respect to our recently acquired business which is the primary subject of this report, as well as our plans to wind down our existing internet-based publishing business.  These statements are expressed in good faith and based upon what we believe are reasonable assumptions, but there can be no assurance that these expectations will be achieved or accomplished.  These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Some specific forward looking statements that are necessarily subject to uncertainties include, without limitation,  items contemplating or making assumptions about the progress of our research and development activities; our ability to further acquire, hold and defend our intellectual property; the development, commercialization and market acceptance of our recently acquired microfluidic and “shrinkable plastic” technologies and other related technologies; the cost to complete the development and commercialization of these technologies; and the presumed size and growth of the market for lab-on-a-chip devices; and the projected growth in stem cell research and alternative energy demands, all of which constitute forward-looking statements.

These risk factors should be considered in addition to our cautionary comments concerning forward-looking statements in this Form 8-K Report. Additional risks not described above, or unknown to us, may also adversely affect the Company or its results.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.

Factors that may cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, changes the general industry and market conditions, laws or accounting rules, general economic and political conditions, as well as unexpected delays or difficulties which we may have in completing the development of our products, manufacturing our products once developed, establishing a marketing and sales infrastructure and establishing a presence in our target markets, as well as other disruptions of expected business conditions and development. those described under the heading “Risk Factors.” Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.

 References

All references in this report to “we,’’ ‘‘us,’’ and ‘‘our’’ refer collectively to Shrink Nanotechnologies, Inc. (f/k/a Audiostocks, Inc.), a Delaware corporation and its newly acquired subsidiary Shrink Technologies, Inc., a California corporation  on a consolidated basis after the acquisition, unless the context requires otherwise. References to the “Company” mean Shrink Nanotechnologies, Inc.   References to “Shrink” mean Shrink Technologies, Inc.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 29, 2009, Shrink Nanotechnologies, Inc., f/k/a Audiostocks, Inc., a Delaware corporation, completed the closing of its acquisition of Shrink Technologies, Inc., a  privately-held  California  corporation,  pursuant to a Share  Exchange Agreement  (the  “Agreement”) entered into on the same date (the “Shrink Acquisition”).

Pursuant to the Agreement, the Company acquired 100 shares of Shrink common stock, which represents all of the outstanding capital stock of Shrink, from its sole shareholder, Marshall Khine.  Shrink’s primary asset is a license agreement with the Regents of the University of California (the “California Regents”) granting Shrink intellectual property rights in patent rights held by the California Regents.  In addition Shrink owns certain trademarks and other intellectual property.

As consideration for the acquisition of Shrink, the Company issued an aggregate of 8,888,888 shares of its common stock and 50 shares of its Series C Preferred Stock.  In addition, the Company (i) assumed pursuant to the terms of a note exchange agreement, the outstanding notes due to Noctua Fund LP, which had an aggregate currently outstanding balance of approximately $118,121, (ii) agreed to issue 99,100 shares of common stock to the California Regents as the initial consideration under Shrink’s license agreement with it (iii) provide Seller with one seat on the Company’s Board of Directors, and (iv) agreed to comply with all outstanding commitments made by Shrink and its consultants, including members of Shrink’s Scientific Advisory Board and its Business Advisory Board.  See “Item 3.02 Unregistered Sales of Equity Securities,” below for additional information relating to these securities issuances and “Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” for additional disclosure regarding the change of control of the Company as a result of the Shrink Acquisition and the appointment of Mr. Khine as a director of the Company.

As a result of the completion of the Shrink Acquisition, Shrink has become a wholly-owned subsidiary of the Company.

We intend on selling or licensing our previous investor relations and related internet business software and do not intend to continue operations in that operating segment any longer.

DESCRIPTION SHRINK TECHNOLOGIES, INC. BUSINESS

 Company Overview

Shrink was incorporated in the state of California on January 15, 2008.   Shrink’s primary asset is its exclusive license from the California Regents to exploit certain intellectual property relating to making shrinkable polystyrene diagnostic chip solutions.  This technology and related intellectual property was developed primarily as a result of the research of Dr. Michelle Khine, with whom we have a consulting agreement.    Dr. Khine is a member of our Scientific Advisory Board.  She served on Shrink’s Scientific Advisory Board from its inception and prior to our acquisition.   Shrink also possesses non-patentable “know-how” related to the licensed intellectual property and other procedures, which it considers a proprietary trade secret.

Shrink is a research, design and development company dedicated to the commercial adoption of a nanotechnology platform which we call the Shrink Chip Manufacturing SolutionTM and which we believe represents a new paradigm in the rapid design and low-cost fabrication of diagnostic chips and other nano-size devices that we intend commercialize as measuring tools and energy and content transfer devices for a wide range of applications from the life sciences, drug and chemical analysis industries to the business of making solar cell substrates more efficient.  We believe that our technologies are unique.  We have developed a process to print designs and related microstructures on a larger scale on shrinkable polystyrene or other plastic-derived materials and then shrink them down to a nanoscale size.  By using our technologies to “print” on a larger scale and then shrink to the nano-scale, we eliminate the need for clean rooms, and other highly complex robotics or tools which are needed in order to accomplish this.

A micrometer is one thousandth of a meter and a nanometer is one millionth of a meter.

Our Materials

PolyShrink™ and other shrinkable plastic substrates are used in countless industrial applications due to flexible material properties and relative material stability.  By taking advantage of these inherent characteristics, shrinkable polystyrene allows for the ultra-rapid direct patterning of complex, even three-dimensional, stacked polystyrene micro- and nanostructures as well as advanced optoelectronic devices.  Because of the unique characteristic of polystyrene to uniformly compress during heating, complex structures can be designed at the macro-scale level that upon heating, retain the design at the micro or nano-scale.

 Our Shrinkable Chip Technology

Shrink is a research and development stage company with an exclusive license to further develop and commercialize an innovative “shrinkable” chip technology developed at the University of California, Merced (“UC Merced”), under the direction of Dr. Khine.  Shrink’s technology involves the creation and manufacture of certain complex chips or microfluidic diagnostic tools and measuring devices on a larger micro-scale on shrinkable, pre-stressed polystyrene sheets (or other plastic-derived materials such as PolyShrink™) and then shrinking them down significantly in size through a patent-pending process.  Our research indicates, to date, that the technology and materials under development by Shrink result in a relatively “uniform” shrinking process, resulting in a “true” and undisturbed end product that retains its vital properties even at the micro or nano-scale.   We sometimes refer to this platform and technology as the Shrink Chip Manufacturing Solution™.

Shrink has successfully created a number of highly complex prototype chips including microfluidic chips and components for integrated circuitry systems, metal-enhanced fluorescent diagnostic and biological testing chips, “lab-on-a-chip” systems, as well as three dimensional multi-level chip designs.  Our Shrink Chip Manufacturing Solution™  technology, if further developed and commercialized and applied properly, will not only allow the inexpensive development of innovative and complex chips that can be used in applications ranging from chemical or biological molecular measuring tools for the life science industry to use in electronic components, but also allows such manufacture to be completed without the high capital costs and laborious processing steps traditionally associated with microfabrication, such as “clean room” and complex robotics.

The heart of our technology is our use of polystyrene and other pliant and pre-stressed materials used in numerous industrial applications due to its flexible properties and ease of use such as PolyShrink™ or other shrinkable plastics.  These shrinkable plastic chips and our process for making them allow for the ultra-rapid direct patterning of complex or even three dimensional, stacked polystyrene micro and nanostructures.  The benefits of using a shrinkable medium, such as PolyShrink™, result in part from its ability, through our patent-pending processes, to uniformly shrink during heating.

Our patent-pending shrinkable chip technology is a “platform technology” with potential applicability to a number of different business and scientific areas.

 Integrating Our Technology Into Microfluidics Systems

Microfluidics is a fast-growing and, we believe, highly promising biological products market in which our technologies may be impactful.  Microfluidics as a science deals with the behavior, precise control and manipulation of fluids that are geometrically constrained to a small, typically sub-millimeter scale.  According to certain definitions, a microfluidic device can be identified by the fact that it has one or more channels with at least one dimension less than 1 mm, although most commonly used microfluidic applications are based on much smaller channel dimensions.  Common fluids used in microfluidic devices include whole blood samples, bacterial cell suspensions, protein or antibody solutions and various buffers.   Microfluidic devices are essentially “tools” used to obtain a variety of interesting measurements including molecular diffusion coefficients, fluid viscosity, pH, chemical binding coefficients and enzyme reaction kinetics.  Microfluidic technology and related devices are crucial to scientific testing in life sciences, drug and chemical engineering and in other manufacturing processes such as optics, as well as many other areas.  We believe that our shrinkable chip technology can be easily adapted for most microfluidic applications, in a quicker and more cost effective manner than competing micro-chip or similar technologies.

 Metal-Enhanced Fluorescence-Based Technologies

We believe that certain applications in the area of metal-enhanced fluorescence, or MEF, will be some of the most impactful and promising uses of our technologies, especially when two-photon microscopy is employed..  Fluorescence is used in most diagnostic (biological and environmental) applications and is considered to be the “gold-standard” for the way scientists “see” desired molecules and other agents during the performance of an experiment.

Fluorescence occurs when a molecule relaxes to its ground state after being electrically excited (for example, through light absorption).  When light hits the molecule, it excites the electrons into a higher energy state. When an excited electron relaxes back to its ground state, it emits a photon at a longer wavelength (lower energy) in the form of the fluorescence light that we can detect. The common way to denote this is with a Jablonski diagram as shown below (from http://web.uvic.ca/ail/techniques/Jablonski.jpg):

    Two-photon microscopy differs from one-photon microscopy in that the fluorophore absorbs two infrared (700-1000nm, low energy) photons simultaneously to excite the fluorophone into the higher energy state. The fluorophore will then emit a single photon with higher energy than either of the two excitation photons. Because the probability of absorption of two photons is low, a high flux of photons is needed. This can be achieved by using a fast-pulsed laser to provide the excitation photons (typically a femtosecond laser).

 In MEF, fluorescence enhancement near a metal interface is due to the increased electromagnetic fields because of plasmon resonance (the sea of free electrons in the metals move around and are confined by the nanostructure, similar to a lightening rod). The plasmons affect the rates of fluorophore excitation and emission.  This can lead to dramatic increases in the fluorophore’s intensity as well as a significant decrease in its lifetime.

Lakowicz J. et. al, The Royal Society of Chemistry. 133, (2008)

Other Commercial Applications

Our shrinkable chip technology enables us to rapidly fabricate a variety of customizable microfluidic molds for soft lithography similar to those traditionally made from silicon, as well as more complex chips, by directly patterning the polystyrene sheets.  With the patterning of various metals (i.e. the use of various metals to create a pattern on the sheets prior to shrinking), we can create chips for a wide variety of applications.  These include chips for point of care diagnostics (using novel means to achieve MEF) and a myriad of medical testing or drug discovery applications and technologies and industrial uses in the manufacture of batteries or other electronic components such as manufacture of inexpensive and relatively efficient chips for quantum dot and nano-tube polymer-based solar cell technology.

Microfluidics and MEF are just two of many potentially vital areas in which we believe that we may be able to compete and make a measurable market impact.  Specifically, our technology is being developed to compete with products currently made in far more expensive and complex processes.  Our technology will allow us to manufacture chips, tools and other products and systems with the following properties and related applications:

•	metal-enhanced florescence technologies for use in biological research (including lab-on-a-chip systems);
•	non-MEF based, microfluidic “lab in a chip” production to be used for medical diagnostic applications;
•	honeycomb microwells which can be used as an inexpensive alternative assay platform for the generation of uniform embryoid bodies during stem cell research;
•
uses as surface enhanced catalysts, or SACs, which enhance the control the rate of reaction in an experiment.  SACs are typically made of less exact and more difficult to manufacture metals such as platinum and other conducting materials; and

•	a variety of other testing or “control” applications where chips or similar devices with less exacting tolerances or more expensive manufacturing processes are utilized.

We anticipate that our technologies can also be used in a variety of commercial manufacturing applications from electronics to solar cell technology.  We also believe that our technology has meaningful applications in areas such as acting as or integrating with patch-based stem cell therapy delivery devices, tissue engineering substrates being used as the basis for leading edge light emitting diodes, or LEDs, and, next generation low cost diagnostic implements which do not require sample labeling.  The Company continually explores and catalogues additional potential uses for its products in all areas where chips, microfluidics, or other similar technologies mentioned above are normally used.  Management is committed to developing new applications and to reassess our target markets from time to time.

Commercial Focus

The Company intends initially to devote significant portions of its resources to the commercialization of its metal- enhanced fluorescence technologies for use in medical diagnostic, drug (lab-on-a-chip) or stem cell research.  Management believes that this market application is the largest opportunity for the Company in that the segment of the market, and potential acceptance rates of our products are potentially high with a lower marketing and manufacturing cost to market penetration than other technologies.  The Company also believes its contribution to this market may be highly impactful.

Based on what we believe are current market needs, our best opportunity for market penetration and our most easily accessible and manufacturable current technology, we anticipate we will focus our initial product sales efforts in three areas: our StemDisc™, CellAlign™ and Shrink Chip™ technologies, which we believe offer researchers novel tools to further their discoveries within the stem cell, cellular substrate and lab-on-a-chip applications, respectively.  Management also believes that the area of medical research and MEF-based diagnostics are most likely to embrace new technologies such as ours.   We intend to focus on industry clients as a primary revenue driver and believe that in the future, we will also focus on bringing products to the academic and university research community too.

Shrink is a research and development business and to date, has not commercialized or sold any products using its technologies.

History of Shrink and Certain General Risks

Shrink is a research and development company with its only asset being its license to utilize certain patent-pending technologies owned by the California Regents.  Dr. Michelle Khine was the primary scientist and driving force behind Shrink’s development and founding.  Shrink’s technology is subject to a number of risks and uncertainties, including, without limitation, our ability to continue and complete developing this technology to perfection and continually innovating its use for new processes, our ability to obtain market acceptance for our technology and commercialize this technology, which involves an extended marketing and development period until manufacturers accept and utilize our technologies regularly, our ability to protect our technologies and intellectual property rights as well our ability to compete with other technologies by companies with more capital and greater market penetration and resources than we.

Our business plan is dependant on our ability to raise more capital as needed from time to time and develop strategic alliances, both of which can be extremely difficult to accomplish given our global and local economic crisis.

Additional specific risks that relate to our technology specifically, and to our market and Company generally, as well as that relate to our securities, can be found in the “Risk Factors” section of this report, below.

 Technology Overview

Advantages of Our Manufacturing Process and Technologies

What follows are some examples of technological and/or cost benefits of our shrinkable polystyrene and plastic-based technologies over other competing technologies.

Less Expensive Capital Equipment and Facilities. Developing intricate micro patterns into substrates of silicon, glass, or quartz requires large investments in capital equipment, manufacturing “cleanrooms”, and costly consumables.  George Whitesides' introduction of polydimethylsiloxane (PDMS) prompted exponential progress in the field of microfluidics by enabling rapid prototyping via soft lithography.  The soft lithography processes which we use accelerates chip fabrication from months (using standard silicon technology) to typically less than 2 days.  This process still requires patterning of a silicon wafer (See figure below).  This wafer is used as the mold, with expensive photo-sensitive polymers that define the features by photolithography.

Better Material Characteristics.  We believe that our shrinkable chip technology is advantageous over other substrates such as silicon because of its desirable flow characteristics in microfluidic applications. Microfluidic devices typically require dimensions in the 100 μm range, whereas we are able to achieve resolutions near 70 μm in width and operate well within the requirements and capabilities of current lithography techniques.  So far, testing indicates that PolyShrink™  or similar shrinkable polystyrene mediums are not as easily impacted by solvents or environmental factors such as extreme heat, cold or physical impact.

For this reason as well as the other reasons relating to ease and economics in manufacture, we believe that shrinkable polystyrene materials (such as PolyShrink™) are an ideal material for products such as cell-culture dishes and plates used in drug discovery.  Many hydrophobic molecules absorb easily into the porous PDMS matrix of computing technologies, potentially affecting results which have intolerable in many analytical applications.  We believe that this is one property that links industry adoption of PDMS for applications in drug discovery and other sensitive assays.

Design and Manufacturing Efficiencies; Three Dimensional Structures.  Traditional photolithography creates planar or 2-dimensional structures.  Rounded and/or multi-height features are therefore difficult to create and require additional processing steps. Reflowing the substrate for rounded features is challenging. To achieve multi-heights, several masks and high precision alignment are required.  Our process creates inherently rounded features, and multi-heights are easily achievable.  Additionally, because of the unique characteristics of our shrinkable polystyrene technologies, design and fabrication can occur sequentially, with immediate results allowing for quick turn-around prototype testing.

Reduced Capital Costs.  We believe that Shrink’s technology obviates the requirement for high cost manufacturing equipment, the need for multiple and complex microfabrication designs, and the use of high stringent environments and clean rooms.  Due to ease of use, the Company will also be able to rapidly integrate into most pre-existing manufacturing lines.  With the relative ease of prototype design and creation, Shrink is able to accelerate R&D time without the added cost of resources or manpower.

Rapid Deployment. Shrink’s Shrink Chip Rapid Deployment System allows customers to quickly and easily deliver custom chips for low volume prototype or manufacturing needs.  Through the integrated website we are developing, www.ShrinkChip.com, users will be able to establish a secure account and in a few steps upload, store and manage their computer assisted drawing, or CAD, of micro-chip patterns, select the size, quantity and other characteristics, receive a price quote, place the order, and have the chips shipped directly to their lab.  Shrink intends to continue to make use of industry-standard xerography printing machines to provide prospective customers the highest levels of quality control.

 Intellectual Property

Research Agreement

Shrink is a party to a research agreement with UC Merced, which agreement is referred to in this Report as the Research Agreement.  Pursuant to the Research Agreement, UC Merced agreed to undertake a research project and Shrink agreed to reimburse it for all direct and indirect costs incurred in connection with the research, up to the amount of $640,935 and in accordance with an agreed-upon budget.  The Research Agreement provides Shrink with the right to elect to receive an exclusive royalty-bearing license to make, use, sell, offer for sale and import any products and practice any methods in the inventions or discoveries conceived and reduced to practice in the performance of the research conducted under the Research Agreement.  We have exercised our rights under this agreement and entered into a license agreement with the California Regent.

 Our Exclusive License Agreement

The underlying intellectual property and patent rights to Shrink’s proprietary technologies are owned by the California Regents.  On April 29, 2009 and pursuant to the terms of the Research Agreement, Shrink and the California Regents entered into an Exclusive License Agreement for Processes for Microfluidic Fabrication and Other Inventions, which is referred to in this Report as the License Agreement.  The License Agreement licenses a broad array of intellectual property and inventions vital to our planned operations.  The following description of the License Agreement is a summary only, and is qualified in its entirety by the actual agreement which is filed as an Exhibit to this Report.

Term.

The term of the license agreement commenced April 29, 2009 and will continue in effect until the expiration or abandonment of the last patent covered by the agreement, unless we terminate it on 60 days’ notice or the California Regents terminated it on 60 days’ notice if we default on our obligations under the agreement and fail to cure such default during the 60 day period.

The Intellectual Property Licensed.

   Pursuant to the License Agreement, Shrink acquired, subject to certain limitations  (See “CIRM Subject Inventions; Certain Limitations” below), an exclusive license to the California Regents’ rights in and to specified patents, patent applications and intellectual property for which patent applications have not yet been filed relating to inventions generally characterized as the “Processes for Microfluidic Fabrication” (the “Licensed Rights”).  Under the License Agreement Shrink is permitted to make, use, sell, offer for sale the licensed intellectual property and import licensed products and services and to practice licensed methods in all fields and in all locations in which the California Regents may lawfully grant the Licensed Rights. The patents, patent applications and other intellectual property licensed were originally developed by Dr. Michelle Khine and others in the course of research which took place primarily at the UC Merced and at University of California, Berkeley.    The intellectual property comprising the Licensed Rights includes:

United States Application Number or United States Patent Number	Filing or Issue Date

PCT/US2008/083282	11/12/2008

61/147,424	1/26/2009

61/161,388	3/18/2009

61/161,738	3/19/2009

61/163,343	3/25/2009

Inventions or intellectual property rights which constitute advancements, developments or improvements in which the California Regents acquires rights, whether or not patentable or subject to a patent application, are not automatically covered by the license.  The license agreement must be amended to add such intellectual property and we are required to pay a $5,000 fee for the addition to the license.  However, we have a one year option to license any such intellectual property if it was developed under the terms of the Research Agreement described below.

As is common with license agreements with educational institutions, the License Agreement permits the California Regents may  use or exploit any Licensed Rights for educational, clinical or research purposes, including, without limitation, any sponsored research performed for or on behalf of commercial entities and for publication or other communication of any research results.  In addition, to the extent that an invention or technology discovered by them is not part of the Licensed Rights, the California Regents may exploit (or sublicense) such technology and rights to third parties.

While we may sublicense our rights, we may only do so in writing and among other conditions, the sublicense must include all of the rights of, and require the performance of all the obligations due to the California Regents, except for certain payment obligations.  To the extent we own any undivided interest in any Licensed Right with the California Regents, we cannot grant any third-party a license to such Licensed Right unless we also grant a license to the California Regents.  The license to the California Regents would have to be on the same terms and conditions set forth in the License Agreement on which we are entitled to grant licenses in the Licensed Rights which we do not have an ownership interest.

Initial Fee and Royalty Payments to California Regents.

In accordance with the License Agreement, we will be required to pay royalties based on net sales of each licensed product, licensed method or licensed service by the Shrink, any of its affiliates or joint-ventures.

The License Agreement requires that we pay royalties from all income, which includes gross proceeds of all income (other than certain royalties required to be paid by our sublicensees, if any), whether in cash or other considerations and, whether paid to Shrink or its affiliates or assigns, but explicitly excluding, among other things, revenues or receipts from debt or equity financings, or reimbursements for our R&D activities or actual patent prosecution costs.

Our fees to the California Regents include:

•
a $100,000 contract initiation fee, which, as of May 13, 2009, the California Regents agreed to accept in the form of 99,010 shares of common stock of the Company; we have the option until April 2010 to reacquire the shares for $100,000;

•	a $25,000 annual maintenance fee, unless, by the time that such annual maintenance fee is due, Shrink has already commercialized its principal product and begun paying Earned Royalties;
•	a fee of 30% of all income attributed to revenues from a sublicensed product or technology;
•	milestone payments of $100,000 for total accumulated nets sales of $50,000,000; $500,000 for accumulated net sales of $150,000,000; and $2,000,000 for net sales of $500,000,000; and
•	earned royalty payments based on net sales of licensed products.

A minimum $15,000 earned royalty payment will be due each year following the first commercial sale of a licensed product.  The minimum payment will increase to $20,000 on the first commercial sale of the fourth licensed product, and by an additional $5,000 after a commercial sale of each additional licensed product. The minimum payments are payable by February 28 of each year in which they are due.  Earned royalties in excess of the minimums are payable quarterly.

The License Agreement encourages early commercialization of the Licensed Rights, by providing that our earned royalty payments based on revenues shall be set at between 2.5% of net sales in the event that the first commercial sale commences prior to April of 2012; 4% of net sales in the event that the first commercial sale commences after April 2012 but before the April 2015; and 5% of net sales if the first commercial sale commences thereafter.   First commercial sale is defined as bona fide good faith sale of products that are part of our Licensed Rights, in quantities sufficient to meet market demands, and includes sales for any consideration.

 If we use the licensed products or methods as research tools, we are required to pay royalties also, at a rate to be agreed upon, but no less than the rate charged by the California Regents for similar research tools licensed to others.

If we sublicense the licensed intellectual property, we are also required to pay licensing fee of 30% of the gross income from the license, as well as earned royalty payments on sublicensed sold .

Derivative Technologies Developed by Us/ New Applications

The License Agreement provides that commencing in October of 2010, the California Regents may send us notice if it becomes aware of any new applications or uses for products that are within the licensed field of use, but for which no licensed product has been developed.  Within 90 days of receiving such a notice, we must give the California Regents notice of whether or not we agree to develop and commercialized license products for the new application.  If we elect not to develop and commercialized such new products, or thereafter, if we do not diligently pursue the development and commercialization, the  California Regents may seek one or more third parties to develop the products.  If a third-party developer  requests a sublicense and we do not grant it, the California Regents may grant the sublicense on terms it deems to be reasonable and we will be entitled to receive 40% of all revenues received by it from such sublicense, after the payment of its expenses in obtaining the license.

CIRM Subject Inventions; Certain Limitations.

Two of the inventions licensed to us were sponsored, in part, by the California Institute for Regenerative Medicine, or CIRM, and are subject to grant made by it to the California Regents.  These CIRM sponsored inventions and our rights to them are subject to certain requirements:

•
the CIRM sponsored technologies must be readily accessible for non-commercial purposes, on reasonable terms, either directly or through us as licensee, to other organizations that receive CIRM grants;  if we refuse CIRM’s request to enter into such a license agreement CIRM shall have the right to enter into that license on our behalf

•	the California Regents was required to document our development and commercialization capabilities;
•
the License Agreement was required to include terms  addressing all relevant therapeutic and diagnostic uses for the CIRM sponsored technologies and to include milestones and benchmarks so that development can be assessed and monitored;

•
we must have a plan in place at the time of commercialization to provide access to resultant therapies and diagnostics for uninsured California patients and we, as licensee, must provide drugs at prices negotiated pursuant to the California Discount Prescription Drug Program to eligible Californians;

•	the California Regents is required to monitor our development activities and to make reports to the CIRM of those monitoring activities annually; and
•
the California Regents is required to notify CIRM prior to any press release that refers to research findings, collaborations, inventions or patents that arise as a consequence of CIRM funding and permit to the CIRM to participate in a joint press release if it elects to do so.

Other Limitations.

The license granted by the License Agreement is further subject to the obligations to the U.S. government, under 35 U.S.C. Sections 200-212, including the obligations to report on utilization of inventions under 37 CFR 401.14(h), and is subject to the National Institute Of Health’s “Principals and Guidelines for Recipients of NIH Research Grants and Contracts on Obtaining and Disseminating Biomedical Research Resources” (64 F.R. 72090 Dec. 1999, as amended).

 Our Patent Filing Policy

We are required by the License Agreement to pay the costs of obtaining patents and the Company’s board of directors along with the Shrink Scientific Advisory Board, intend to regularly reassess the technologies and applications we have, develop, or acquire an interest in to determine, in good faith, whether the benefits of obtaining a patient outweigh the costs of obtaining it and the resulting public disclosure of our processes, technologies or proprietary technologies.   No assurance can be made that the Company will be able to assess the patent-worthiness of all its products, or, if a patent is desirable, that the Company will have sufficient funds or wherewithal to take such actions.

 Trademarks

The following is a list of trade or service marks utilized by Shrink.  We have not yet made any trademark applications, but intend to do so.  Management believes that the dates of earliest use for each of these trademarks is February of 2008.

Mark	Category
Shrink Chip Manufacturing Solution™	Polystyrene chip manufacturing and prototyping solution
Shrink Chip Rapid Deployment System™	Web based online prototyping system
StemDisc™	Implement to grow round-shaped embryoid bodies
QuantumSol™	Substrate for solar cell application
OptiSol Condenser™	Solar concentrator
CellAlign™	Uniaxial lines on biodegradable material; tissue engineering substrate
Shrink Chip™	Microfluidic chips made with polystyrene contained in all our products

 Business Strategy

Shrink is a research and development driven enterprise.  Our business strategy is to:

•	continually identify ways in which our technology may impact an already developed field or product platform, especially in areas which are reliant on soon-to-be unprotected intellectual property;
•	identify and partner with entities that have dominant market positions in a particular business segment; and
•	demonstrate the viability of integrating our technologies into these existing fields and platforms and to ultimately reach agreements to license our technologies to these potential partners.

We will seek to commercialize our products in those areas that we believe our initial technology is most suited, and in industries where we believe market penetration will be most likely.   We believe that, initially, the most commercially visible, potentially viable and impactful applications relate to the use of metal-enhanced fluorescence diagnostics.  We intend to continue to innovate, even if our innovations are based on wholly different technology than the shrinkable polystyrene-based solutions we have developed to date.

 Research and Development Priorities

 In determining our allocation of resources, we assess which fields we believe are closer to commercial development and which we believe hold greater financial and strategic potential for us.  Our goal is to penetrate those areas that we are most prepared to commercialize and that have the fewest relative barriers to market acceptance.  In order to best describe the fields and the relative priority of each to us at this time, what follows is a summary of applications currently being pursued in order of currently intended priority.

Specifically, Shrink has focused its early development towards metal-enhanced fluorescence diagnostic systems, stem cell research, cellular growth substrates, and Lab-on-a-Chip devices. Our StemDiscTM product is about to enter 2nd generation testing, and comprehensive R&D trials will be performed and analyzed by Shrink’s scientific partners.

 Microfluidics and Lab-on-a-Chip Applications

Summary of Technology

Most Lab-on-a-Chip, or LOC, systems are based on photolithographic techniques.   Photolithography is a process of “printing with light,” using a plate with a completely smooth surface of light-sensitive polymers and subjecting the coated wafer to light to create a pattern.  Initially most LOC manufacturing processes were based on silicon, as these well-developed technologies were directly derived from semiconductor fabrication.   Because of demands for specific optical characteristics, bio or chemical compatibility, lower production costs and faster prototyping, newer and faster LOC manufacturing processes have recently been developed.  Some of these competing technologies utilize glass, ceramics and metal etching, deposition and bonding, PDMS processing (e.g., soft lithography), thick-film and stereo-lithography as well as fast replication methods via electroplating, injection molding and embossing.

Most PDMS-based chips still use the silicon wafers as molds. Hot embossing or injection molding methods are alternative approaches to make chips out of different, better materials from PDMS.  Current embossing patterns may have features measured in nanometers.

Initially most embossing processes to manufacture microfluidic and other LOC systems used silicon, as these well-developed technologies were directly derived from semiconductor fabrication. Modern hot embossing used to create microfluidic systems, which is most suitable for single-level imprinting, typically involves using an electroform tool on a silicon-based wafer master or some other hard surface (even metal) which is imprinted with the desired flow pattern.  The printed or etched surface containing the pattern is ultimately stamped onto the receiving substrate.

Another method of making microfluidic chips and other LOC systems utilizes injection molding.  Injection molding is a manufacturing process for forming objects, as in the case of plastic or metal, by heating the molding material to a fluid and injecting it into a mold.  There are many different processes for creating LOC systems using injection molding techniques.

3D printing is a newer method of creating three dimensional objects by layering and connecting successive cross sections of material. The use of 3D scanning technologies allow the replication of real objects without the use of molding techniques, that in many cases can be more expensive, more difficult, or too invasive to be performed.  3D printing at the nanometer scale is new and expensive, yet promising technology in the LOC space.

Problems with Existing Technologies

Hot embossing and injection molded features are not achievable at the small scales desired without relatively expensive and difficult to monitor equipment.  Presently, the equipment required to produce LOC chips is sophisticated and expensive, and often beyond the reach of most in academia and private enterprise.   All of this equipment requires retooling in the almost inevitable event there is a change in a design pattern.

The trend to use polymeric or plastic-based chips for LOC applications was strongly driven by cost-efficient mass production techniques such as injection molding. However, the lead-time and costs associated with the fabrication of conventional metal masters limit the benefits of this technique for rapid prototyping and small volume production.  There are also a number of issues associated with the use of injection molded LOC systems, one of which, at least in industrial applications, is the issue of “shrinkage.”

 Shrink’s Microfluidic and LOC Solutions

We believe that we have been able to utilizes the “shrinkage” associated properties to our advantage, by creating a process and materials that can be created on a larger scale and then “shrunk” down nearly uniformly.  Specifically, our technology provides a lower-cost technique for rapid fabrication of very precisely micro-structured masters based on the pre-stressed plastic polystyrene.  We “print” the pattern needed for the LOC system onto a polystyrene substrate in a similar manner that a photo-resist is created in photo-lithography of silicon.  When the system is completed, it is heated and ultimately shrunken, thereby revealing deeper and narrower channels at a smaller scale than was initially achieved at the time the system was assembled.  As important, our technique provides for customization on the fly, allowing virtually any design to be imprinted on the substrate using low-cost printing implements.

We are intensely focused on the integration of metals into our substrates.

We believe the technology and expertise to create extremely low cost plastic chips that are customizable on-the-fly is an important contribution. With our system, it only takes minutes to go from device design conception to having a functional chip in hand.

 Research and Diagnostic Tools

StemDisc ™  is a polystyrene-based technology designed to improve the embryoid body (EB) formation of stem cells at a higher rate and efficiency over current EB formation methods.  Because EB formation is a prerequisite in the study of many stem cell characteristics, StemDiscTM provides a unique honeycomb-well microwell structure that is highly conducive to EB formation.  StemDiscTM also allows for a multitude of applications across many currently existing microwell plate formats, thereby increasing the flexibility of use for researchers.  More important, the flexibility of use and ease of configuration creates new opportunities for Shrink to develop in conjunction with research partners and customers.

The StemDiscTM has already garnered attention from the research community during preliminary data presentations.  Shrink is currently working with several research labs on developing and characterizing the technology further, however all evidence points to a wide R&D adoption of the StemDisc SystemTM.  Second, Shrink is currently exploring opportunities with establish stem cell R&D companies for potential strategic partnership in the sale and marketing of StemDiscTM to the R&D industry.

CellAlign™ technology facilitates the structured alignment of biological tissues.  CellAlign’s key feature is a microfabricated substrate with patterned grooves that allow for the alignment of cells along a single axis.  This alignment condition is paramount for many cellular processes and is most physiologically relevant to biological tissue.  A specific potential application for CellAlign is the creation of “heart patches” for use in the treatment of damaged heart tissue during cardiac infarction.  Cardiac cells grown on CellAlign will contain the necessary orientation or alignment for transplantation, thereby increasing the odds of tissue incorporation.

CellAlign Technology.  Graphic representation of cardiac cells grown on regular substrate versus CellAlign.

         Shrink Chip™ is highly customizable and rapidly deployable application that has roots in the LOC market.  In essence, an LOC requires microfabrication processes to create intricate and highly precise features used in microfluidic and chip applications; however the arrival at said requirement is highly varied within the market.  An LOC is basically an integrated device that contains several lab functions on a single “chip”.  Specific examples include: real-time PCR, pathogen and disease detection, biochemical assays, immunoassays, clinical lab assays, blood sample preparations, etc.  We expect to be able to exploit unknown shrink chip products in a variety of markets; including products for humans, non-humans and environmental sensing devices.

 Next Generation Solar Technologies

Summary of Technology

Shrink has two ongoing research efforts in the solar technology sector utilizing shrinkable, pre-stressed polystyrene sheets and Shrink Chip Manufacturing Solutions™.  Shrink’s R&D team has been working, in conjunction with the UC Merced to develop and patent prototype solar devices in several proposed categories.

Deficiencies with Existing Technologies

Approximately 48% of the energy of the spectrum is in the infrared range, 44% is in the visible range, 7% is in the ultraviolet range.  Silicon photovoltaic (PV) cells have rather low efficiency for higher energy parts of the spectrum.  Solar cells utilizing a-Si (amorphous silicon) respond to light of a different wavelength than c-Si (crystalline silicon) solar cells.  The c-Si solar cells are very difficult to manufacture despite the broader absorption spectra.

Shrink Solutions

Our solar cell designs are indicated to absorb light energy over the entire spectra, thereby harnessing more energy per cell.   We are currently working on developing prototypes for QuantumSol™ and the OptiSol Condenser™.

QuantumSol™ thin cell photovoltaic cells utilize Shrink’s proprietary manufacturing techniques coupled with off-the-shelf nanotechnology.  QuantumSol™ aims to achieve significant increases in surface area per unit volume of electricity-producing solar cells.  QuantumSol photovoltaics has an increased potential for a much higher rate of light absorption, allowing for up to 20 percent efficiency or more versus 3-12 percent for silicon.

OptiSol Condenser™ is a polystyrene-based application that deploys quantum dot technology for the enhancement of the light absorption potential to produce a higher efficiency and energy conversion rate.

We are designing these solar products with the intent to produce a lower cost and higher efficiency cell with improved energy emissions.

 Biosensing Applications

Summary of Technology

In addition to general environmental concerns, since September 11, 2001, there has been an increase in demand and concern about bio-hazard attack.  We are currently developing parts for prototype sensors based on polystyrene-based technology.  Because this type of technology requires sensitive and often complex and expensive companion technologies, we are able to design and fabricate sensor substrates for integration with sensing technology.  Some of the advantages of our technology, we hope will include, remote sensing, increased accuracy and reduced cost.

Problems with Existing Technologies

There has been a shift for many early biotech companies away from medical devices, focusing their core technologies toward biohazard detection products.  Government agencies like the DOD, DOE, Homeland Security, and the Armed Forces have increased spending over the years, with funding opportunities from agencies like the Defense Advanced Research Projects Agency’s (DARPA) Biological Warfare Defense and Homeland Security Advanced Research Project Agency (HSARPA).  We will be dependant on our development of joint-research ventures in order to approach these types of funding opportunities.

Shrink Solutions

We believe that our solutions for this market include reduced costs, increased sensitivity and ease in deployment of our devices for each of the reasons mentioned above.

Optics

The Company has commenced a process with a leading Southern California institution to use its technologies as nano-size wave guides.  This project is at it infancy and far from becoming impactful to us from a revenue generation standpoint; however, management believes that, if we are able to attain sufficient funding, this technology could be successfully further developed, pursued and commercialized.

No assurance can be made that we will be able to complete development of, develop, manufacture, market or successfully sell our shrinkable chip technology or related products, or that we will be able to continue developing new products or recognize and capitalize on new applications.

 Research Team

Shrink’s primary research and development team is being funded out of the UC Merced labs of Dr. Michelle Khine and Dr. Sayantani Ghosh.  We also contract with additional researchers outside of UC Merced to perform specific functions related our scientific research goals.  Members of our research team may be found on our website at www.shrinknano.com.

 Government Regulation

Shrink is a research and development business and to date, has not commercialized or sold any products using its technologies.  Therefore, the Company cannot be certain exactly which governmental regulations will ultimately be applicable to the final products.  However, certain of our products and manufacturing processes will be subject to regulation under various portions of the U.S. Federal Food, Drug and Cosmetic Act, to the extent they are used in or as part of medical devices or in vitro diagnostic devices.  The effects of this are that, among other things, our manufacturing facilities, when and if created, may be subject to periodic inspection by the U.S. Food and Drug Administration, or FDA, other product-oriented federal agencies and various state and local authorities in the U.S. for compliance with the requirements of the FDA’s Quality System Regulation (formerly known as Good Manufacturing Practices), other federal, state and local regulations and other quality standards such as ISO 9001 or ISO 13485.

                To the extent our products are used in medical devices or other regulated applications, our products may be subject to extensive medical, FDA or other government regulation, testing and pre-market approval or clearance processes.  Prior to application for approval or clearance, we may need to conduct clinical trials to test the safety and efficacy of our products or we may be required to identify predicate devices to which we can establish substantial equivalence.  In addition, we may be required to satisfy testing criterion or submit product applications in other countries where we intend to market our goods.  These processes may take an extensive period of time and would necessarily require significant capital outlays, which we have no commitments for at this time.

                We do not use and we anticipate that we will not utilize, manufacture or operate with substances deemed controlled under the Controlled Substances Act, administered by the Drug Enforcement Agency, or DEA, and therefore, no special procedures need be in place.

                Because we do not actually do any material amount of testing, but rather, the manufacturing of devices that will be used as “tools”, we do not employ Centers for Disease Control/National Institutes of Health, Guidelines for Research Involving Recombinant DNA Molecules, Biosafety in Microbiological and Biomedical Laboratories, but, if and as our operations expand, may be required to do so in the future.

                We are subject to federal, state, and local laws and regulations regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, in those jurisdictions where we operate or maintain facilities.  Our operations to date have only been R&D and within universities in the State of California.  Therefore, we do not believe that any liability arising under, or compliance with, these laws and regulations will have a material effect on our business, and no material capital expenditures are expected for environmental control.

 Certain Regulation Relating To Our License Agreement

Because certain inventions licensed to us under the License Agreement were funded by CIRM grants, as discussed above, we are subject to the terms of the State of California’s CIRM’s Intellectual Property requirements for Non-Profit Organizations (17 Cal. Code of Regs. Section 1003000, et. seq.

The license granted by the License Agreement is also subject to the obligations to the U.S. government, under 35 U.S.C. Sections 200-212, including the obligations to report on utilization of inventions under 37 CFR 401.14(h), and is subject to the National Institute Of Health’s “Principals and Guidelines for Recipients of NIH Research Grants and Contracts on Obtaining and Disseminating Biomedical Research Resources” (64 F.R. 72090 Dec. 1999, as amended).

We do not believe, based on our existing Research Agreement and License Agreement, that any of our funding grants to date involved the use of federal funds.  U.S. Federal rules relating to ownership of intellectual property may be applicable to our intellectual property.   In the event that we accept federally funded grants or projects in the future, which we hope to do, our use of technologies developed will be subject to strict licensing guidelines and rules.

 Market for Our Products

We initially intend to focus on marketing our devices for medical/drug testing and diagnostic applications, DNA testing and other related purposes.  Accordingly, our goal will be to penetrate the medical and life science research market, genetic engineering firms and other industries.  These markets are already heavily penetrated and dominated by competitors in existing and more established technologies and no assurance can be made that we will be able to penetrate these markets successfully.  The following is a brief description of these markets:

 Life science researchers

The life sciences research market consists of laboratories generally associated with universities, medical research centers, government institutions such as the United States National Institutes of Health, or the NIH, and other research institutions as well as biotechnology, pharmaceutical, diagnostic, energy, agricultural, and chemical companies. Researchers at these institutions would use our drug or similar diagnostic products or chemical detection and measuring products in a broad spectrum of scientific activities, such as: searching for drugs or other techniques to combat a wide variety of diseases (e.g. cancer drug research, and viral and bacterial disease research); researching diagnostics for disease identification or prognosis or for improving the efficacy of drugs to targeted patient groups; and assisting in vaccine design, bioproduction, and agriculture.  We believe that our less expensive and more readily produced lab in a chip and similar MEF shrinkable chip products will provide competitive and more accurate research tools needed for genomics studies, proteomics studies, gene splicing, cellular analysis, and other key research applications that are required by these life science researchers.  In addition, our research tools are important in the development of diagnostics for disease determination as well.

 Commercial producers of biopharmaceutical and other high valued proteins

We serve industries that apply genetic engineering to the commercial production of useful but otherwise rare or difficult to obtain substances, such as proteins, interferons, interleukins, t-PA and monoclonal antibodies. The manufacturers of these materials require larger quantities of the same sera and other cell growth media that we provide in smaller quantities to researchers. Industries involved in the commercial production of genetically engineered products include the biotechnology, pharmaceutical, food processing and agricultural industries.

 Users who apply our technologies to enable or improve particular activities.

We provide tools that apply our technology to enable or improve activities in particular markets, which we refer to as applied markets. The current focus of our products for these markets are in the areas of: forensic analysis, which is used to identify individuals based on their DNA; quality and safety testing, such as testing required to measure food, beverage, or environmental quality, and pharmaceutical manufacturing quality and safety; and biosecurity, which refers to products needed in response to the threat of biological terrorism and other malicious, accidental, and natural biological dangers. The Applied Biosystems branded forensic testing and human identification products and services are innovative and market-leading tools that have been widely accepted by investigators and laboratories in connection with, for example, criminal investigations, the exoneration of individuals wrongly accused or convicted of crimes, identifying victims of disasters, and paternity testing.

 Competition

There are numerous competitors in every space/market we seek to exploit.  While competing technologies and companies exist for all of our products, this report contains information on certain known competitors for the product which we intend to market initially.  We note from the outset that many of these competitive companies have greater existing market penetration and acceptance and far greater capital and strategic resources.  Therefore, even if our technologies are successful, no assurance can be made that we will be able to compete effectively.

Competition in Stem Cell Research Products

Shrink has identified numerous companies and competitors for StemDiscTM.

We believe we will have a competitive advantage because we anticipate we will be able to develop StemDiscTM to a mass production scale due to its ease of fabrication.  This will enable Shrink to fully characterize StemDiscTM across varying applications in R&D prior to partnering.

Below is a table of potential competitors in the solar industry, whom we may compete with, to the extent we bring our technologies and products to market:

Top Solar Panel Manufacturers and R&D Companies
Commercial                                Revenues
Company                                (in millions $)                      Headquarters                             Notes
Sharp Solar                                 $3.9B (2008)                      Mahwah, New Jersey
Solar World (Shell)                    $1.2B (2008)                      Hillsboro, OR
Sanyo Photovoltaics                                                            San Diego, CA                          Acquired by Panasonic Corp 2009
Mitsubishi Solar
Kyocera Solar                                $6.6M                             Scottsdale, AZ
GE Energy                                   >$100M
Evergreen                                     $69.9M (2007)                 Marlboro, MA                           Berlin, DE European HQ

R&D Solar Cell Company                          Investments
HelioVolt                                                        >$100M in VC financing                                                         Building manufacture facilities
Nanosolar                                                      ~$500M in VC financing                                                       12-mos inventory shortage
Konarka Technologies                                >$170M private and public funding                                      Building manufacture facilities
Nanosys                                                        Unknown                                                                                   R&D stages
Miasolé                                                         ~$20M in VC financing                                                             Confirmed 10.2% efficiency

 Research and Development

The Company estimates that at least $79,352 has been spent by Shrink during fiscal 2008 and $0 during fiscal 2007 on research and development activities, all of which has stemmed from payments from Shrink through UC Merced or, to a limited extent, CIRM.

 Employees

The Company does not have any full time employees.  The Company obtains certain administrative services from BCGU, LLC, or BCGU, an entity indirectly controlled by James B. Panther II, and Mark L. Baum, Esq., who are two of our directors, for a fee of $6,000 per month pursuant to an operating agreement.  The foregoing is a summary only of our operating agreement with BCGU, LLC, a copy of which is attached as an Exhibit to this Report, the provisions of which are incorporated by reference herein.

Properties

The Company subleases space from Business Consulting Group Unlimited, Inc., an entity owned by two of our directors, James B. Panther II, and Mark L. Baum, Esq. pursuant to which the Company leases approximately 3,000 square feet of office and administrative space, as well as use of, among other things, internet, postage, copy machines, electricity, furniture, fixtures etc. at a rate of $6,000 per month.  The lease with Business Consulting Group Unlimited, Inc. expires April 30, 2010.   The foregoing is a summary only of our sublease with Business Consulting Group Unlimited, Inc., a copy of which is attached as an Exhibit to this Report, the provisions of which are incorporated by reference herein.

 The Company Corporate History

The Company, originally named Jupiter Processing Inc. incorporated under the laws of the State of Delaware on January 22, 2002.  It changed its name to Audiostocks, Inc. on January 13, 2005.  Effective May 14, 2009, we changed our name to Shrink Nanotechnologies, Inc., in contemplation of the Shrink Acquisition.  We completed the Shrink Acquisition on May 29, 2009.

Prior to the Shrink Acquisition, the Company was operating solely as an Internet-based publishing platform designed to compile, catalogue, distribute and make functional, financial content and data related to that content.  Due to certain regulatory changes in the securities and financial markets following the Sarbanes-Oxley Act of 2002, as well as the most recent global financial crisis and resulting limits on smaller public company budgets dedicated towards public relations, our ability to find paying customers for our internet publishing services has been severely challenged.  While the Company still operates in this sector, including the vertical search business through StockVert.com, it intends to wind it down and, if possible, liquidate or sell its previous internet publishing business and remaining assets used in this sector.

RISK FACTORS

Set forth below are some of the principal risks and uncertainties that could cause our actual business results to differ materially from any forward-looking statements contained in this report or otherwise have a detrimental affect on the company, our business, financial condition, results of operations, cash flows and on the market price of our common stock. These risks should be considered in making any investment decisions in Shrink.

The risks described below may materially impact your investment in our company and our business, financial condition and results of operations and could result in a total loss of your investment. You should carefully consider these factors with respect to your investment in our securities.

RISKS RELATED TO DEVELOPMENT AND COMMERCIALIZATION OF OUR PRODUCTS:

Our previous Audiostocks related businesses have dramatically diminished and we do not intend to pursue them in any significant manner.  Our Shrink subsidiary is an research and development startup company and has not generated any operating revenues and may never achieve profitability, and we have yet to commercialize its inventions.

We sold the assets relating to our AudioStocks internet based investor relations business in late 2008, with the exception of certain proprietary software which we intend to sell in the future.  Therefore, we do not have any revenues or significant assets from our prior businesses.

Our recently acquired subsidiary, Shrink, is a development stage company and, to date, has not generated any revenues from sales.  We cannot assure you that we will generate revenues or that we can achieve or sustain profitability in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable.  Revenues and profits, if any, will depend upon various factors, including whether our product development can be completed, and if we can achieve market acceptance.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If we are unable to obtain required clearances or approvals for the commercialization of our products in the United States, we may not be able to sell products and our sales could be adversely affected.

Our future performance depends on, among other matters, our estimates as to when and at what cost we will receive regulatory approval for our products. Regulatory approval can be a lengthy, expensive and uncertain process, making the timing, cost and ability to obtain approvals difficult to predict.

In the United States, clearance or approval to commercially distribute new medical devices is received from the FDA through clearance of a Premarket Notification, or 510(k), or through approval of a Premarket Approval, or PMA. To receive 510(k) clearance, a new product must be substantially equivalent to a medical device first marketed in interstate commerce prior to May 1976. The FDA may determine that a new product is not substantially equivalent to a device first marketed in interstate commerce prior to May 1976 or that additional information is needed before a substantial equivalence determination can be made. A “not substantially equivalent” determination, or a request for additional information, could prevent or delay the market introduction of new products that fall into this category. The 510(k) clearance and PMA review processes can be expensive, uncertain and lengthy. It generally takes from three to five months from submission to obtain 510(k) clearance, and from six to eighteen months from submission to obtain a PMA approval; however, it may take longer, and 510(k) clearance or PMA approval may never be obtained.

Modifications or enhancements that could significantly affect safety or effectiveness, or constitute a major change in the intended use of the device, require new 510(k) or PMA submissions.

We may suffer the loss of key personnel or may be unable to attract and retain qualified personnel to maintain and expand our business.

Our success is highly dependent on the continued services of a limited number of skilled scientists, especially, Dr. Michelle Khine. The company does not have an employment agreement with Dr. Khine.  In addition, our success will depend upon, among other factors, our ability to attract, retain and motivate qualified research and development, engineering and operating personnel, generally and during periods of rapid growth, especially in those areas of our businesses focused on new products and advanced manufacturing processes. There can be no assurance that we will be able to retain existing employees or to attract and retain additional personnel on acceptable terms.  The competition for qualified personnel in industrial, academic and nonprofit research sectors is significant.

The loss of the services of any of our key research and development, engineering or operational personnel or senior management without adequate replacement, or the inability to attract new qualified personnel, would have a material adverse effect on our operations.

Significant existing or additional governmental regulation could subject us to unanticipated delays and costs, which would adversely affect our revenues.

            Our products are still in the development stage, however, certain products which we may produce may be subject to government regulation depending upon their ultimate use. The successful implementation of our business strategy depends in part on our ability to get our products into the market as quickly as possible. Additional laws and regulations, or changes to existing laws and regulations, applicable to our business may be enacted or promulgated and the interpretation, application or enforcement of existing laws and regulations may change. We cannot predict the nature of any future laws, regulations, interpretations, applications or enforcements, or the specific effects any of these might have on our business. Any future laws, regulations, interpretations, applications, or enforcements could delay or prevent regulatory approval or clearance of our products and our ability to market our products. Moreover, if we do not comply with existing or future laws or regulations, we could be subject to the following types of enforcement actions by the FDA and other agencies:

•	Fines;

•	Injunctions;

•	Civil penalties;

•	Recalls or seizures of our products;

•	Total or partial suspension of the production of our products;

•	Withdrawal of existing approvals or premarket clearances of our products;

•	Refusal to approve or clear new applications or notices relating to our products;

•	Recommendations by the FDA that we not be allowed to enter into government contracts; and

•	Criminal prosecution.

RISKS THAT RELATE TO OUR PRODUCTS AND TECHNOLOGY

We rely in part, on the University of California Regents to file and secure our patents.

In addition to the option agreement with the California Regents, Shrink has entered into a research and development agreement with UC Merced in order to fund certain research based on the intellectual property we have licensed and have the right to license from the California Regents.  The agreement with UC Merced provides Shrink with an exclusive opportunity to license any technology that flows (derivative IP) from the research Shrink funds at UC Merced.  Should any intellectual property flow from this research and development agreement and Shrink elects to exercise such rights, it will be required to make annual payments to the California Regents as well as royalty payments as commercialization occurs.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently license certain U.S. patents and patent applications from UC Merced, we may need to pursue additional protections for our intellectual property as we develop new products and enhance existing products and technologies. We may not be able to obtain appropriate protections for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.

The risks and uncertainties that we face with respect to our patents and other proprietary rights include the following:

•	the pending patent applications we have filed or to which we have exclusive rights may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents which are issued may not provide meaningful protection;
•	we may not be able to develop additional proprietary technologies that are patentable; the patents licensed or issued to us or our customers may not provide a competitive advantage;
•	other parties may challenge patents or patent applications licensed or issued to us or our customers;
•	patents issued to other companies may harm our ability to do business; and
•	other companies may design around technologies we have patented, licensed or developed.

We may need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights, or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations, such as UC Merced. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

In addition to patents, we rely on a combination of trade secrets, nondisclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights.  Nevertheless, these measures may not be adequate to safeguard the technology underlying our products. If these measures do not protect our rights, third parties could use our technology and our ability to compete in the market would be reduced. In addition, employees, consultants and others who participate in the development of our products may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. We also may not be able to effectively protect our intellectual property rights in some foreign countries.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties, such as infringement suits or interference proceedings. Litigation may be necessary to:
•	assert claims of infringement;
•	enforce our patents;
•	protect our trade secrets or know-how; or
•	determine the enforceability, scope and validity of the proprietary rights of others.

Any lawsuits that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Litigation also puts our patents, if any, at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert claims against us.

Litigation may be necessary to enforce intellectual property rights. Litigation is inherently uncertain and the outcome is often unpredictable. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in our industry are generally uncertain. We may not prevail in any and the damages or other remedies awarded, if any, may not be commercially valuable.

For a variety of reasons, for example, because we do not have adequate funds, we may decide not to file for patent, copyright or trademark protection or prosecute potential infringements of our patents. Our trade secrets may also become known through other means not currently foreseen by us. Despite our efforts to protect our intellectual property, our competitors or customers may independently develop similar or alternative technologies or products that are equal or superior to our technology and products without infringing on any of our intellectual property rights or design around our proprietary technologies.

Changes in laws concerning intellectual property would affect our ability to protect our intellectual property, if any.

Under our research and development agreements we rely on third party laboratories that can experience manufacturing problems or delays, which could result in decreased revenue or increased costs.

All of our research and development agreements require processes that are complex and require specialized and expensive equipment. Replacement parts for this specialized equipment can be expensive and, in some cases, can require lead times of up to a year to acquire. There can be no assurance that our funding commitment under the UC Merced research and development agreements will be adequate to fund the equipment requirements.  We also rely on numerous third parties to supply production materials and in some cases there may not be alternative sources immediately available, or they may not be available at a reasonable cost.

We may experience difficulties that may delay or prevent our development, introduction or marketing of new or enhanced products.

We intend to continue to invest in product and technology development. The development of new or enhanced products is a complex and uncertain process. We may experience research and development, manufacturing, marketing and other difficulties that could delay or prevent our development, introduction or marketing of new products or enhancements. We cannot be certain that:
•	any of the products under development will prove to be effective in generating sales demand;
•	we will be able to obtain, in a timely manner or at all, regulatory approval, if required, to market any of our products that are in development or contemplated;
•	the products we develop can be manufactured at acceptable cost and with appropriate quality; or these products, if and when approved, can be successfully marketed.

The factors listed above, as well as manufacturing or distribution problems, or other factors beyond our control, could delay new product launches. In addition, we cannot assure you that the market will accept these products. Accordingly, there is no assurance that our overall revenue will increase if and when new products are launched.

Intense competition could limit our ability to secure market share which could impair our ability to sell our products and harm our financial performance.

The micro-fluidics, bio-sensing and renewable energy industries, new and underdeveloped markets and industries are rapidly evolving, and developments are expected to continue at a rapid pace. Competition in this industry, which includes competition from professional diagnostic, consumer diagnostic and renewable energy businesses, among others, is intense and expected to increase as new products and technologies become available and new competitors enter the market. Our competitors in the United States and abroad are numerous and include, among others, diagnostic testing, medical products and renewable energy companies, universities and other research institutions.

Our future success depends upon maintaining a competitive position in the development of products and technologies in our areas of focus. Our competitors may:

•	develop technologies and products that are more effective, less expensive, safer or more readily available than our products or that render our technologies or products obsolete or noncompetitive;
•	obtain patent protection or other intellectual property rights that would prevent us from developing potential products; or
•	obtain regulatory approval for the commercialization of our products more rapidly or effectively than we do.

As a result, our products or processes may not compete successfully, and research and development by others may render our products or processes obsolete or uneconomical.

Also, the possibility of patent disputes with competitors holding domestic and/or foreign patent rights may limit or delay expansion possibilities. In addition, many of our existing or potential competitors have or may have substantially greater research and development capabilities, clinical, manufacturing, regulatory and marketing experience and financial and managerial resources, giving them a competitive advantage in the markets in which we hope to operate.

The market for the sale of our products is also highly competitive. This competition is based principally upon price, quality of products, customer service and marketing support. We believe that a number of our competitors are substantially larger than we are and have greater financial resources, and have a more established sales and marketing force already operating in the market, which would give them a competitive advantage over us.

We must be able to manufacture new and improved products to meet customer demand on a timely and cost-effective basis.

We do not have any manufacturing facilities.  Even if we are able to develop our products, and penetrate the drug and life science industries, we would have to construct or acquire a manufacturing facility and train appropriate personnel or find third parties to whom we could outsource such manufacturing.   To build a manufacturing facility, we will need substantial additional capital and we do not have any capital commitments to fund such construction.  In addition, we must be able to resolve in a timely manner manufacturing issues that may arise from time to time as we commence production of our complex products.  With a start up manufacturing facility, unexpected problems may be more frequent as new equipment is put on line and operators are inexperienced in its operation.   Unanticipated difficulties or delays in manufacturing improved or new products in sufficient quantities to meet customer demand could diminish future demand for our products and harm our business.

A significant portion of our sales will be dependent upon our customers’ capital spending policies and research and development budgets, and government funding of research and development programs at universities and other organizations, which are subject to significant and unexpected fluctuations.

Our target markets include pharmaceutical and biotechnology companies, academic institutions, government laboratories, and private foundations. Fluctuations in the research and development budgets at these organizations could have a significant effect on the demand for our products and services. Research and development budgets fluctuate due to changes in available resources, mergers of pharmaceutical and biotechnology companies, spending priorities, general economic conditions, and institutional and governmental budgetary policies. Our business could be seriously damaged by any significant decrease in capital equipment purchases or life sciences research and development expenditures by pharmaceutical and biotechnology companies, academic institutions, government laboratories, or private foundations.

The timing and amount of revenues from customers that rely on government funding of research may vary significantly due to factors that can be difficult to forecast. Research funding for life science research has increased more slowly during the past several years compared to the previous years and has declined in some countries, and some grants have been frozen for extended periods of time or otherwise become unavailable to various institutions, sometimes without advance notice. Although the level of research funding increased significantly during the years 1999 through 2003, increases for fiscal 2004 through 2008 were significantly lower. Government funding of research and development is subject to the political process, which is inherently fluid and unpredictable. Other programs, such as homeland security or defense, or general efforts to reduce the federal budget deficit could be viewed by the U.S. government as a higher priority. These budgetary pressures may result in reduced allocations to government agencies that fund research and development activities. Past proposals to reduce budget deficits have included reduced NIH and other research and development allocations. Any shift away from the funding of life sciences research and development or delays surrounding the approval of government budget proposals may seriously damage our business.

Many of our current and potential competitors have longer operating histories, larger customer or user bases, greater brand recognition, greater access to brand name suppliers, and significantly greater financial, marketing and other resources than we do.

Many of these current and potential competitors can devote substantially more resources to the development of their business operations than we can at present.  Currently, we do not have a marketing or manufacturing infrastructure in place.   In addition, larger, well-established and well-financed entities may acquire, invest in or form joint ventures with other established competitors or with specific product manufacturers, which will allow them pricing advantages due to economies of scale or pursuant to distribution agreements with suppliers. Some large product distributors may also have exclusive distribution agreements or protected territories in which they can sell specific brand name products at a significant discount, or territories in which they may seek to exclude us from selling a specific brand of product. These types of arrangements between our competitors and manufacturers and suppliers may limit our ability to distribute certain products and could adversely affect our revenues.

There can be no assurance that new products we introduce will achieve significant market acceptance or will generate significant revenue.

The market for products in micro-fluidics, bio-sensing and renewable energy industries is characterized by rapid technological advances, evolving standards in technology and frequent new product and service introductions and enhancements. Possible short life cycles for products we sell may necessitate high levels of expenditures for continually selecting new products and discontinuing the sale of obsolete product lines. To obtain a competitive position, we must continue to introduce new products and new versions of existing products that will satisfy increasingly sophisticated customer requirements and achieve market acceptance. Our inability or failure to position and/or price our new or existing products competitively, in response to changes in evolving standards in technology, could have a material adverse effect on our business, results of operations or financial position.

If we deliver products with defects, our credibility may be harmed, market acceptance of our products may decrease and we may be exposed to liability.

The manufacturing and marketing of our products will involve an inherent risk of product liability claims. In addition, our product development is and production will be extremely complex and could expose our products to defects. Any defects could harm our credibility and decrease market acceptance of our products. In the event that we are held liable for a claim for which we are not indemnified or insured that claim could materially damage our business and financial condition. Even if we are indemnified, we may not be able to obtain reimbursement of our damages from the indemnifying party, because for example they do not have sufficient funds or insurance coverage to pay us.  If a claim is made for which we have insurance coverage, we can not be certain that the amount of such coverage will be sufficient, or that we will be able to collect on a claim when we make it.

Because we have not yet begun to sell our products, we have not obtained insurance covering product liability claims or product recall claims against us.  When we begin to market our products, such insurance may not be available to us, or not available on terms which we find acceptable.   We may determine that the cost of such insurance is too high when compared to the risks of not having coverage and we may determine not to obtain policies insuring such risks, or we may obtain policies with a high deductible.

Although we have implemented safeguards to prevent unauthorized access to our ecommerce sites, there always exists certain security risks, which may cause interruptions, delays or cessation in service.

Despite the implementation of security measures, our network infrastructure may be vulnerable to computer viruses or problems caused by third parties, which could lead to interruptions, delays or cessation in service to our clients. Inappropriate use of the Internet by third parties could also potentially jeopardize the security or deter certain persons from using our services. Such inappropriate use of the Internet would include attempting to gain unauthorized access to information or systems - commonly known as "cracking" or "hacking." Although we intend to continue to implement security measures, such measures have been circumvented in the past, and there can be no assurance that measures implemented will not be circumvented in the future. Alleviating problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation in service to our operations. There can be no assurance that customers or others will not assert claims of liability against us as a result of failures. Further, until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry in general and our customer base and revenues in particular.

We could suffer monetary damages, incur substantial costs or be prevented from using technologies important to our products as a result of a legal proceedings being commenced against us.

 Because of the nature of our business, we may be subject at any particular time to commercial disputes, consumer product claims, negligence or various other lawsuits arising in the ordinary course of our business, including employment matters, and we expect that this will continue to be the case in the future. Such lawsuits generally seek damages, sometimes in substantial amounts, for commercial or personal injuries allegedly suffered and can include claims for punitive or other special damages. An adverse ruling or rulings in one or more such lawsuits could, individually or in the aggregate, have a material adverse effect on our sales, operations or financial performance.  We cannot assure you that any future lawsuits relating to our businesses will not have a material adverse effect on us.

If the results of clinical studies required to gain regulatory approval to sell our products are not available when expected or do not demonstrate the anticipated utility of those potential products, we may not be able to sell future products and our sales could be adversely affected.

To the extent we are successful in developing health and other related products that require clinical trials and regulatory approval, we may conduct clinical studies intended to demonstrate that our potential products perform as expected. The results of these clinical studies are used as the basis to obtain regulatory approval from government authorities such as the FDA. Clinical studies are experiments conducted using potential products and human patients having the diseases or medical conditions that the product is trying to evaluate or diagnose. Conducting clinical studies is a complex, time-consuming and expensive process. In some cases, we may spend as much as several years completing certain studies.

To the extent we are required to conduct clinical or other studies and we fail to adequately manage our clinical studies, our clinical studies and corresponding regulatory approvals may be delayed or we may fail to gain approval for our potential product candidates altogether. Even if we successfully manage our clinical studies, we may not obtain favorable results and may not be able to obtain regulatory approval. If we are unable to market and sell our new products or are unable to obtain approvals in the timeframe needed to execute our product strategies, our business and results of operations would be materially and adversely affected.

We will be subject to applicable regulatory approval requirements of the foreign countries in which we could sell products, which are costly and may prevent or delay us from marketing our products in those countries.

In addition to regulatory requirements in the United States, we will be subject to the regulatory approval requirements for each foreign country to which could export our products. In the European Union, regulatory compliance requires affixing the “CE” mark to product labeling. Although our new products could be made eligible for CE marking through self-certification, this process can be lengthy and expensive. In Canada, as another example, our new products could require approval by Health Canada prior to commercialization along with International Standards Organization, or ISO, 13485/CMDCAS certification. It generally takes from three to six months from submission to obtain a Canadian Device License. Any changes in foreign approval requirements and processes may cause us to incur additional costs or lengthen review times of our new products, if any. We may not be able to obtain foreign regulatory approvals on a timely basis, if at all, and any failure to do so may cause us to incur additional costs or prevent us from marketing our products in foreign countries, which may have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Operations

We are currently in a growth stage and may experience setbacks in both business and product development.

We are subject to all of the risks inherent in both the creation of a new business and the development of new and existing products. As a growth-stage company, our cash flows may be insufficient to meet expenses relating to our operations and the growth of our business, and may be insufficient to allow us to develop new and existing products. We currently so not manufacture or market any product and we can not be certain that we will ever be able to develop, manufacture, market or sell any product.

We need substantial additional capital to continue our research and development activities and begin commercialization plans.  Research and Development costs of Shrink have been completely paid for to date by the California Regents, and to a lesser extent, CIRM and, we do not have any capital commitments at this time.

Shrink is currently a research and development company only.  We do not believe that the sale of our remaining AudioStocks business related assets will be sufficient to fund our operations or research to any material degree.  Nonetheless, we have no further commitments for grants and grant funds can not, generally, be used towards commercialization and manufacturing efforts.  Accordingly, the corporation will be dependant on obtaining additional external sources of capital in order to fund its operations or even continue as a going concern.

A future capital raise could involve a private or public sales of equity securities or the incurrence of additional indebtedness. Additional funding may not be available on favorable terms, or at all. If we borrow additional funds, we likely will be obligated to make periodic interest or other debt service payments and may be subject to additional restrictive covenants. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth strategy by reducing or delaying capital expenditures, selling assets or downsizing or restructuring our operations. If we raise additional funds through public or private sales of equity securities, the sales may be at prices below the market price of our stock, and our shareholders may suffer significant dilution as a result of such sale.

We currently do not have insurance coverage for claims against us.

We face the risk of loss resulting from product liability, securities, fiduciary liability, intellectual property, antitrust, contractual, warranty, environmental, fraud and other lawsuits, whether or not such claims are valid.  In addition, we do not have product liability, fiduciary, directors and officers, property, natural catastrophe and comprehensive general liability insurance.  To the extent we secure insurance it may not be adequate to cover such claims or may not be available to the extent we expect. If we are able to secure insurance our costs could be volatile and, at any time, can increase given changes in market supply and demand. We may not be able to obtain adequate insurance coverage in the future at acceptable costs.  A successful claim that exceeds or is not covered by our policies could require us to pay substantial sums.

RISKS RELATING TO OUR COMMON STOCK

Future sales of our common stock issuable upon conversion of our senior convertible notes or preferred stock may adversely affect the market price of our common stock.

In connection with our acquisition of Shrink, we assumed and consolidate outstanding  notes due to Noctua Fund LP, which have a currently outstanding principal balance of $118,121.  The note, as consolidated is initially convertible into our common stock at a conversion price of $.20 per share, or approximately 590,605 shares.  We also have outstanding 4,000,000 shares of Series A Preferred Stock, which is immediately convertible into our common stock.  Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock. The price of our common stock could be affected by possible sales of our common stock by holders of our senior convertible notes and by hedging or arbitrage trading activity that may develop involving our common stock.

There is limited historical information available for investors to evaluate our performance or a potential investment in our shares.

There is limited historical information available to help prospective investors evaluate our performance or an investment in our shares, and our historical financial statements are not necessarily a meaningful guide for evaluating our future performance because we have not begun to manufacture and market our products.

 Anti-takeover provisions in our organizational documents and Delaware law may limit the ability of our stockholders to control our policies and effect a change of control of our company and may prevent attempts by our stockholders to replace or remove our current management, which may not be in your best interests.

There are provisions in our certificate of incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests, and may prevent attempts by our stockholders to replace or remove our current management. These provisions include the following:

•
Currently, we have at least two classes of preferred stock authorized and outstanding, all of which contain significant anti-takeover and change of control deterrents.  Additionally, our certificate of incorporation authorizes our board of directors to issue shares of preferred stock without stockholder approval and to establish the preferences and rights of any preferred stock issued, which would allow the board to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or change in control;

•	our certificate of incorporation prohibits our stockholders from filling board vacancies, calling special stockholder meetings or taking action by written consent;
•
our certificate of incorporation provides for the removal of a director only with cause and by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors; and

•
our bylaws require advance written notice of stockholder proposals and director nominations. Additionally, we are subject to Section 203 of the Delaware General Corporation Law, which, in general, imposes restrictions upon acquirers of 15% or more of our stock. Finally, the board of directors may in the future adopt other protective measures, such as a stockholder rights plan, which could delay, deter or prevent a change of control.

Compliance With Sarbanes-Oxley Could Be Time Consuming and Costly, Which Could Cause Our Independent Registered Public Accounting Firm To Conclude That Our Internal Control Over Financial Reporting Is Not Effective.

As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which will require annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm that both addresses management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet our deadline for compliance with Section 404. Testing and maintaining internal controls can divert our management’s attention from other matters that are important to our business. We also expect the new regulations to increase our legal and financial compliance cost, make it more difficult to attract and retain qualified officers and members of our Board of Directors (particularly to serve on an audit committee) and make some activities more difficult, time consuming and costly. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Our independent registered public accounting firm may not be able or willing to issue an unqualified report on the effectiveness of our internal control over financial reporting. If we conclude that our internal control over financial reporting is not effective, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or their effect on our operations since there is presently no precedent available by which to measure compliance adequacy. If we are unable to conclude that we have effective internal control over financial reporting or our independent auditors are unable to provide us with an unqualified report as required by Section 404, then we may be unable to continue to have our common stock traded on the Over-the-Counter Bulletin Board and investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

The Company’s shareholders may face significant restrictions on their stock.

The Company’s stock differs from many stocks in that it is a “penny stock.” The Commission has adopted a number of rules to regulate “penny stocks” including, but not limited to, those rules from the Securities Act as follows:

•
3a51-1     which defines penny stock as, generally speaking, those securities which are not listed on either NASDAQ or a national securities exchange and are priced under $5, excluding securities of issuers that have net tangible assets greater than $2 million if they have been in operation at least three years, greater than $5 million if in operation less than three years, or average revenue of at least $6 million for the last three years;

•	15g-1 which outlines transactions by broker/dealers which are exempt from 15g-2 through 15g-6 as those whose commissions from traders are lower than 5% total commissions;
•	15g-2 which details that brokers must disclose risks of penny stock on Schedule 15G;
•	15g-3 which details that broker/dealers must disclose quotes and other information relating to the penny stock market;
•	15g-4 which explains that compensation of broker/dealers must be disclosed;
•	15g-5 which explains that compensation of persons associated in connection with penny stock sales must be disclosed;
•	15g-6 which outlines that broker/dealers must send out monthly account statements; and
•	15g-9 which defines sales practice requirements.

Since the Company’s securities constitute a “penny stock” within the meaning of the rules, the rules would apply to us and our securities. Because these rules provide regulatory burdens upon broker-dealers, they may affect the ability of shareholders to sell their securities in any market that may develop; the rules themselves may limit the market for penny stocks. Additionally, the market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. Shareholders should be aware that, according to Commission Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered from patterns of fraud and abuse. These patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

You will experience substantial dilution upon the conversion of the shares of preferred stock; the existence of our preferred stock may adversely affect our ability to raise capital.

Currently, 4 million shares of Series A Preferred Stock and 150 shares of non-voting Series C Preferred Stock are issued and outstanding and held by certain principal shareholders or their affiliates.   These shares are all convertible and contain strict anti dilution provisions and other restrictive covenants.  As a result, over 90% of our voting control is vested in three beneficial owners.  Moreover, as shares of preferred stock are converted and sold, such sales are likely to have a highly dilutive effect on our stock price.

Additionally, the existence of our outstanding preferred stock may hinder our ability to raise capital at favorable prices if and as needed, or to make acquisitions.

As a result, these members of management will be able to:

•	control the composition of our board of directors; control our management and policies;
•	determine the outcome of significant corporate transactions, including changes in control that may be beneficial to stockholders;
•	and act in each of their own interests, which may conflict with, or be different from, the interests of each other or the interests of the other stockholders.

Our principal stockholders have the ability to exert significant control in matters requiring stockholder vote and could delay, deter or prevent a change in control of our company.

Since our stock ownership is concentrated among a limited number of holders, those holders have significant influence over all actions requiring stockholder approval, including the election of our board of directors. Through their concentration of voting power, they could delay, deter or prevent a change in control of our company or other business combinations that might otherwise be beneficial to our other stockholders.  In deciding how to vote on such matters, they may be influenced by interests that conflict with other stockholders.

There Is A Limited Public Market For Our Common Stock, Which Could Prevent You From Liquidating Your Investment.

There is only a limited public market for the Company’s common stock, and no assurance can be given that a market will continue or that a stockholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should continue, the price may be highly volatile. Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of our common stock. Due to the low price of the securities, many brokerage firms may not be willing to effect transactions in our common stock. Even if a purchaser finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our common stock as collateral for any loans.

The market for our stock is limited and our stock price may be volatile.

The market for our common stock has been limited due to low trading volume and the small number of brokerage firms acting as market makers. Because of the limitations of our market and volatility of the market price of our stock, investors may face difficulties in selling shares at attractive prices when they want to. The average daily trading volume for our stock has varied significantly from week to week and from month to month, and the trading volume often varies widely from day to day.

We Do Not Anticipate Paying Any Cash Dividends, Which Could Reduce The Value Of Your Stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Conflicts of interest between the stockholders and our company or our directors could arise because we do not comply with the listing standards of any exchange with regard to director independence.

We are not listed on a stock exchange and our Board of Directors does not comply with the independence and committee requirements which would be imposed upon us if we were listed on an exchange.  In the absence of a majority of independent directors, our directors could establish policies and enter into transactions without independent review and approval. This could present the potential for a conflict of interest between the stockholders and our company or our directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Shrink Technologies, Inc. for the fiscal year ended December 31, 2008 and for the three month period ended March 31, 2009, and should be read in conjunction with such financial statements and related notes included in this report.

Recent Developments, Sale and Winding Down of AudioStocks Business

On September 30, 2008, we entered into an asset sale agreement with Dao Information Systems, Inc., or Dao.  Dao purchased most of the assets associated with our Audiostocks.com business division (the “AudioStocks Business”) which included the existing licensing rights and all interests associated with the Audiostocks Business.  As consideration for the sale, Dao assumed certain liabilities and receivables associated with the AudioStocks Business.   Dao is 100% owned by Dao Information Systems, LLC whose managing member and 60% owner is Luis Leung, who served as president of Audiostocks, Inc.

As a part of the transaction related to the sale of the AudioStocks Business, we executed a License Consent Agreement, or LCA, with BCGU.  The license consent agreement was attached as Exhibit 10.1 to a Form 8-K filed with the SEC on January 21, 2009.

On September 30, 2008, we also entered into settlement agreements with four consultants for the final settlement of certain liabilities related to past software development services, the first two of which were attached as Exhibits in a Form 10-Q filed for the period ended September 30, 2008 and the third and fourth were attached as Exhibits 11.1.1 and 11.1.2 to our Form 10-K Report for the period ended December 31, 2008.  These settlement agreements related to the AudioStocks Business.  In the agreements, we agreed to issue a total of 92,687 shares of our restricted common stock as a final settlement of all amounts claimed to be due and owing for software development services provided to AudioStocks Business.

On September 30, 2008, we entered into settlement agreements with two separate investors for the final settlement of certain liabilities related to existing convertible promissory notes totaling $22,500 and warrants to purchase up to a total of 30,001 shares of our common stock. Pursuant to the terms of the Investor Settlement Agreements (see Exhibit 10.5 in our Form 10-Q filed for the period ended September 30, 2008), we agreed to issue a total of 30,001 shares of our restricted common stock as a final settlement of all amounts claimed to be due and owing pursuant to those investor notes and investor warrants.  None of those investor notes and investor warrants remain issued or outstanding at this time.

On September 30, 2008, we entered into a settlement agreement with our then president, Luis J. Leung, for the settlement his claim related to for $94,010 in salary then owed to Mr. Leung pursuant to his employment agreement. (That settlement Agreement, was attached as Exhibit 10.6 to our Form 10-Q for the period ended September 30, 2008). Pursuant to the terms of the settlement agreement, we agreed to issue a total of 1,750,309 shares of our restricted common stock to him as a final settlement of the claim.  Due to the issuance of stock, the company incurred an additional stock based compensation expense of $1,218,722.

On October 1, 2008, we entered into a second agreement with Mr. Leung which was an omnibus settlement agreement of all liabilities of the Company to him.  (See Exhibit 11.1.3 to the Form 10-K Report for the period ended December 31, 2008).

On November 25, 2008, we executed a First Amended Licensing Consent Agreement which amended the LCA and provided consideration to BCGU in the form of the Company’s Preferred Series A and Preferred Series B shares.  The Preferred Series A and B shares were previously designated with the State of Nevada on July 1, 2007, and until the November 25, 2008 transaction with BCGU, none of our Preferred Series A and B shares had been issued.  The designation of the Company’s Preferred Series A and B stock was previously described in Exhibit 3.1.3 in the Company’s Form 10-Q filing, filed with the SEC on November 14, 2007.  The Preferred Series A shares provide the holder with certain voting rights, among other rights, that may equal, when cast, a majority of the votes which could be cast at a meeting of the Company’s shareholders.  The Preferred Series A stock is convertible on a one-for-one basis into our common stock, at the option of the holder.  The Preferred Series B shares provide the holder with a significant dividend rights, among other rights, which in the case of the issuance related to the execution of the First Amended License Consent Agreement, was designed to equal the percentage due to BCGU from revenues the Company generated from assets BCGU had licensed to the Company and which were being assigned to Dao Information Systems, Inc. under the First Amended License Consent Agreement.

On November 30, 2008 we again amended the LCA, including the First Amended Licensing Consent Agreement, and entered into a Second Amended License Consent Agreement with BCGU in order to legally release us from more than $240,000 in obligations which was due and owing at the time of the sale of the AudioStocks Business.  (See Exhibit 11.1.4 to our Form 10-K Report for the period ended December 31, 2008).

Operations Prior to Shrink Acquisition Limited to StockVert.com

Prior to our acquisition of Shrink, our business was based exclusively on Stockvert.com.  Stockvert.com is a vertical search engine in the financial information space. StockVert collects and indexes information from thousands of sources.   The information managed by the platform includes profiles for publicly traded companies and their executives and directors. All information is correlated to allow a richer search experience. The objective of the site is to provide its users with a platform through which they can perform due diligence on companies (and their executives) before investing on them.

The platform also works as a tool through which executives can make their profiles available for recruiters and potential employers.

The revenue model for this platform is similar to that of typical search engines such as Google and Yahoo.  Companies interested in marketing with Stockvert.com would pay for higher rankings and better positioning in search results.

Results of Operations

Results of Operations Relating for our Audiostocks business for the three months ended March 31, 2009 as compared to March 31, 2008, as well as for the year ended December 31, 2008 as compared to the year ended December 31, 2007, are provided below.  These results include results from our recently sold Audiostocks business, which was sold in September of 2008.

Three Months Ended March 31, 2009

Revenues

We had revenues from operating activities of $0 for the three months ended March 31, 2009 as compared with revenues from operating activities of $0 for the three months ended March 31, 2008. Management attributes the lack of revenues to general market conditions.

Operating Expenses

We had total operating expenses of $12,756 associated with revenues in the three months ended March 31, 2009 as compared with total operating expenses of $12,334 for the three months ended March 31, 2008. Management attributes the lack of operating expense to the general decrease in business operations.

Net Profit From Operations

For the three months ended March 31, 2009, we had a net loss of $95,969 from operations as compared to a net loss of $70,100 from operations for the three months ended March 31, 2008. Management attributes the increase in net loss to general market conditions.

Liquidity and Capital Resources

Our cash on hand for the three months ended March 31, 2009 was $558 as compared to $4,389 on hand for the three months ended March 31, 2008.

Our expectations are based on certain assumptions concerning the anticipated costs associated with any new projects. These assumptions concern future events and circumstances that our officers believe to be significant to our operations and upon which our working capital requirements will depend.  Some assumptions will invariably not materialize and some unanticipated events and circumstances occurring subsequent to the date of this annual report.  We will continue to seek to fund our capital requirements over the next 12 months from the additional sale of our securities, however, it is possible that we will be unable to obtain sufficient additional capital through the sale of our securities as needed.

The amount and timing of our future capital requirements will depend upon many factors, including the level of funding received by us anticipated private placements of our common stock and the level of funding obtained through other financing sources, and the timing of such funding.

We intend to retain any future earnings to retire any existing debt, finance the expansion of our business and any necessary capital expenditures, and for general corporate purposes.

Off Balance Sheet Arrangements

Please refer to the section above entitled “Recent Developments.”

Recent Accounting Pronouncements

As of March 31, 2009, we are not aware of any additional pronouncements that materially effect our financial position or results of operations.

Year Ended December 31, 2008

Liquidity and Capital Resources, Relating to our AudioStocks Business and Operations

At December 31, 2008, we had $4,389 cash on hand as compared to $27,181 on hand at December 31, 2007.  For both years ended December 31, 2008 and 2007 the company produced $0 of cash inflow from operating activities.  During the year ended December 31, 2008 the company had cash inflows of $135,893 due to revenue from discontinued operations as compared to $426,950 produced during the year ended December 31, 2007.

As of the date of this Report, we require additional capital investments or borrowed funds to meet cash flow projections and carry forward our business objectives.  There can be no assurance that we will be able to raise capital from outside sources in sufficient amounts to fund our new business.

We may continue to seek additional capital over the next 12 months from the additional sale of our securities.  The amount and timing of our future capital requirements will depend upon many factors, including the level of funding received by us, anticipated private placements of our common stock, the level of funding obtained through other financing sources, and the timing of such funding.  In the event we are unable to raise additional capital, we will be unable to expand operations as desired.

We intend to retain any future earnings, if any, to retire any existing debt, finance the expansion of our business and any necessary capital expenditures and for general corporate purposes.

Expenses

Our total expenses from continuing operations for the year ending December 31, 2008 were $1,283,827 as compared to $5,869 for the year ending December 31, 2007. Total expenses for discontinued operations for the year ending December 31, 2008 were $1,363,189 as compared to $3,574,189 for the year ending December 31, 2007.  General and administrative expenses for the year ending December 31, 2008, totaled $18,921 as compared to $0 for the year ending December 31, 2007.  Professional consulting fees for continuing operations for the year ended December 31 2008, amounted to $3,650 as compared to $0 for the year ending December 31, 2007.

Results of Operations for the Year Ended December 31, 2008.

We had no revenues from continuing operations for both years ended December 31, 2008 and 2007.  We had $909,368 in total revenues from discontinued operations for the year ended December 31, 2008 as compared to $3,587,802 in total revenues from discontinued operations for the year ended December 31, 2007. Total operating expenses for the year ended December 31, 2008 amounted to $1,283,827 as compared to total operating expenses for the year ended December 31, 2007 of $5,869. Losses from discontinued operations totaled $3,095,042 for the year ended December 31, 2008 and $13,613 for the year ended December 31, 2007.  Total loss for the year ended December 31, 2008 was $4,423,626 as compared to total income for the year ended December 31, 2007 of $3,661.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  The history of losses and the inability for the Company to produce substantial cash flow has raised doubt about our ability to continue as a going concern.
Critical Accounting Policies and Estimates

Accounting Method

The Company's policy is to use the accrual method of accounting to prepare and present financial statements, which conform to generally accepted accounting principles ("GAAP'). The company has elected a December 31, year-end.

Revenues

Service revenue was recognized on a straight-line basis, over the contractual term of the arrangement. Revenues related to contracts paid with restricted stock were booked at fair market value.  Revenue on services described above is recognized when the four revenue recognition requirements of SAB 104 have been met. The company’s revenue recognition policy is consistent with the requirements of Statement of Position (SOP) 97-2, Software Revenue Recognition and Staff Accounting Bulletin 104 (SAB 104). In general, the company records revenue when it is realized, or realizable and earned. The company considers revenue to be realized or realizable and earned when the following revenue recognition requirements are met: persuasive evidence of an arrangement exists, which is a customer contract; the products or services have been provided to the customer; the sales price is fixed or determinable within the contract; and collectability is probable. Recognition of revenues that do not meet the four criteria mentioned above is deferred to future periods.

  Licensing Expense and Licensing Fees Payable – Related Party

All software and intellectual property previously used by Audiostocks, Inc belonged to BCGU, LLC a related party. A Licensing Agreement between the Company and BCGU, LLC was executed in consideration for the use of Licensor’s software used by the Audiostocks, Inc.  The Licensing Expense consists of 59.5% of contract revenues, with rare exceptions. These Licensing Expenses are pursuant to the Company’s Licensing Agreement with BCGU, LLC and exceptions are documented through a contract addendum. Whenever the contract is paid with restricted stock, the Licensing Expense is booked using the stock’s fair market value. Payment of the licensing fees are made in the form of restricted stock and therefore mark to market adjustments are necessary related to the expense and the associated liabilities as well.  Licensing Expenses were deferred to reflect the length of the contract using the same criteria described in the Revenues section, above.  Operations related to this expense were discontinued during the year ended December 31, 2008, as part of the asset sale agreement.  As part of the Asset Sale Agreement, BCGU, LLC signed a licensing consent agreement and received 4 million shares of Preferred stock valued at $3,000,000 (see note 4 for further disclosure).

 Marketable Securities and Other Comprehensive Income

A significant portion of payments for the service contracts is received in form of restricted stock from those companies purchasing our services.  The restriction of all stock received is typically one year for non-reporting companies and six months for reporting companies. Before such securities are sold in the marketplace, they must either be registered with the SEC or they must be exempted from the SEC’s registration requirements by meeting the requirements of Rule 144. Rule 144 allows public resale of restricted and control securities if a number of conditions are met. Our accounting policy is to book all restricted and publicly tradable securities under Securities Available for Sale and, as such, are carried at fair value based on quoted market prices.

Unrealized holding gains and losses for Securities Available for Sale are excluded from earnings and reported as a separate component of stockholder’s equity as Other Comprehensive Income. Realized and unrealized gains and losses for securities classified as available-for-sale are included in the statement of operations and cash flow statement, respectively.  The change in value of marketable securities is included in the operating portion of the Cash Flow statement because of the nature of our business in which we receive stock as compensation and make payments of liabilities in the same form.  Therefore, the changes to marketable securities that we receive as compensation is not reflected in the investing portion of our Cash Flow statement.  All restricted stock received in exchange for services are marked to market at the end of the accounting period.  Likewise, licensing fees recorded in conjunction with revenues are also marked to market. The adjustment to the value of such restricted stock takes into consideration the value of the stock as of the last day of the accounting period in question and a Discount Factor (“Discount”). The factors that are considered when calculating the Discount are: Trading Market, Liquidity, Volatility and Financial Performance.

As of December 31, 2008, the company owned $0 in the form of Restricted Stock and $211,294 as of December 31, 2007, based upon the fair value of the marketable securities, all of which was received in consideration for services rendered by the Company.

The balance of $0 in Securities Available for sale on the Balance Sheet reflects a $0 mark to market adjustment. Without such adjustment, the ending balance in Securities Available for Sale would have been $0.

Changes in value of restricted securities are accounted for in other comprehensive income, without impacting the income statement, until the securities are disposed of. Upon disposal, the changes accumulated in other comprehensive income are to be recognized in income.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Chief Executive Officer and to all other executive officers for services rendered, and to be rendered, for 2008 and through June 2009.  The information includes compensation to Mr. Leung, who resigned effective May 29, 2009, as well as Messrs. Baum, Panther II and Khine.

	Annual Compensation				Long-Term Compensation
Common
Shares
						Underlying	All
					Restricted	Options	Other
				Other Annual	Stock	Granted	Compensation
Name and Position	Year	Salary	Bonus	Compensation	Awards	(# Shares)

Luis Leung (1) President, Chief Executive Officer, Chief Financial Officer and Secretary	2008	$103,511	-0-	-0-	1,218,722	-0-	-0-
	2007	$120,000	-0-	-0-	420,308	-0-	-0-

Mark L. Baum	2008			-0-			-0-
2007
James B. Panther, II				-0-			-0-

Marshall Khine				-0-

(1)           Mr. Luis Leung was appointed to the positions of President, Chief Executive Officer, Chief Financial Officer and Secretary on December 20, 2006.  On October 1, 2008, Mr. Leung agreed to settle any and all amounts due and owing to him for a one-time payment of cash.  Additionally, on February 27, 2009, Mr. Leung agreed to provide Noctua Fund LP with a four year demand option to purchase all of his shares in the Company for $40,000 for consideration.  Mr. Leung resigned from all positions with the Corporation as of May 29, 2009.  Mr. Leung has not received any compensation from Shrink prior to or after the Shrink Acquisition.

(2)           Mr. Baum became a director of the Company on May 12, 2009.

(3)           Mr. Panther II became a director of the Company on May 5, 2009

(4)           Mr. Khine was appointed as a director and officer effective May 29, 2009.

Aggregated Option Exercise In Last Fiscal Year And Fiscal Year End Option Values

Our executive officers were not issued any options which could have been exercised during the fiscal year ended December 31, 2008.

Directors' Compensation

All directors receive reimbursement for reasonable out-of-pocket expenses in attending Board meetings and for promoting our business.  From time to time we may engage certain members of the Board to perform services on our behalf.  In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

DESCRIPTION OF SECURITIES

The Company is currently authorized to issue one hundred million (100,000,000) shares, consisting of (a) ninety-five million (95,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) and (b) five million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Common Stock

Currently, 31,896,863 shares of Common Stock are outstanding and held of record by 179 holders.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of Preferred Stock, with such rights, privileges and preferences as determined by our Board.  Currently, only 999,850 shares of Preferred Stock are available for issuance.  Currently, 4,000,000 shares are designated as Series A Preferred Stock, which contain, among other things, supermajority voting rights and privileges, and 150 shares of Series C Preferred Stock, which contain, among other things, a distribution right to 15% of the Company’s gross revenues.

Series A Preferred Stock

Of our Preferred Stock, 4,000,000 shares have been designated as Series A Preferred Stock, of which all are issued and outstanding as of the date of this Report and held by an affiliate of the Company.  The Series A Preferred Stock convert on a one for one basis into common stock, subject to certain anti dilution provisions.  The Series A Preferred Stock holders are also the beneficiaries of various restrictive covenants that restrict our activities and decision making process without their consent.

The relevant rights, preferences, privileges and restrictions of the Series C Preferred Stock are as follows:

•	commencing on July 1, 2007, each Share of Series A Preferred Stock became convertible into one share of common stock;
•	the holders of Series A Preferred Stock are entitled to a liquidation preference prior to the holders of all other preferred stock equal to $0.001 per share;
•
if upon occurrence of a Liquidation the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Stock;

•
after payment of the full amounts to the holders of  Series A Preferred Stock and any junior preferred stock, any remaining assets of the Company shall be distributed pro rata to the holders of any Preferred Stock and Common Stock (in the case of the Preferred Stock, on an “as converted” basis into Common Stock);

•
the holders of Series A Preferred Stock are entitled to vote on any matters submitted to the stockholders for a vote and shall be such number of votes as is determined by multiplying (a) the number of shares of Series A Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Corporation’s Series A Preferred Stock and common stock  on a fully-diluted basis (as hereinafter defined), as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.0000002;

•	holders of the Series A Preferred Stock are entitled to receive dividend or other distribution with the holders of our common stock, when and if declared and paid.

Series C Preferred Stock

150 shares of our authorized preferred stock have been designated Series C Preferred Stock by the Board and are authorized for issuance, of which 100 have been issued to Noctua Fund, an entity affiliated and controlled by two of our Directors, James B. Panther, II and Mark L. Baum, Esq., and 50 have been issued to Mr. Khine.

The relevant rights, preferences, privileges and restrictions of the Series C Preferred Stock are as follows:

•
The Series C Preferred are entitled to a dividend, which shall accrue and be paid only on the consent of  not less than two-thirds of the holders of Series C Preferred, equal to 15% of the Company’s gross revenues, as determined by a special committee of the Board;

•
The holders of the Series C Preferred Stock shall be entitled to a liquidation preference, subordinate to the rights of the holders of Series A Preferred Stock, and senior to the holders of any other series of Preferred Stock and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of Common Stock or any other stock of the corporation by reason of their ownership of such stock, an amount equal to $100,000.00 per share with respect to each share of Series C Preferred Stock, plus all declared but unpaid dividends with respect to such share;

•
if upon occurrence of a Liquidation the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series C Preferred Stock;

•
after payment of the full amounts to the holders of Series C Preferred Stock, any remaining assets of the Company shall be distributed pro rata to the holders of any other Preferred Stock and Common Stock (in the case of the Preferred Stock, on an “as converted” basis into Common Stock);

•
unless a majority of the holders of the Series C Preferred Stock affirmatively vote or agree by written consent to the contrary, a liquidation shall be deemed to include (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) and (ii) a sale of all or substantially all of the assets of the Company, unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity;

•
if any of the assets of the Corporation are to be distributed other than in cash as provided herein, then the Board shall promptly engage independent competent appraisers to determine the value of the assets to be distributed and provide to each holder of shares of Preferred Stock or Common Stock of the appraiser’s valuation; and

•	Series C Preferred stock is not convertible into common stock.

The foregoing is a summary only of the rights, preferences, privileges and dividend/conversion rights of the Preferred Stock holders, as provided in the Company’s Articles of Incorporation, as amended, a copy of which is filed as an Exhibit to our Annual Report on Form 10-K, for the period ended December 31, 2008.

Convertible Notes Assumed

On May 29, 2009 we assumed and consolidate convertibles note in the principal amount of $118,121.  The note is convertible into shares of our common stock at an original conversion price of $.20 per share.  If we issue securities or are deemed to issue securities at a price less than the conversion price in effect at the time of such issuance, then and successively thereafter upon each such issuance, the conversion price shall be reduced by multiplying the conversion price then in effect by a fraction, the numerator of which is the dollar price per share for which the common stock or (or common stock equivalents) is sold or the dollar price  for which such shares are issuable upon conversion or exchange or upon exercise of warrants or options, and  the denominator of which is $.20.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company or of our subsidiary. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the Company or its subsidiary of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board (“OTCBB”), under the trading symbol “AUIO”. Our common stock has been quoted on the OTCBB since January 11, 2008. There has been minimal trading in our common stock and accordingly the market for our common stock is not indicative of a liquid trading market. The closing price of our common stock as quoted on the OTCBB on March 24, 2009, the date of the last sale of our stock on the OTCBB, was $1.02.

The price range per share of common stock presented below represents the highest and lowest intra-day prices for the Company's common stock as quoted on the OTCBB. Such over-the-counter market quotations may reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions.

	High Sales Price	Low Sales Price
Year Ended December 31, 2009:
2 nd Quarter (through May 29, 2009)	$1.02	$1.02
1 st Quarter	$1.02	$.10

Year Ended December 31, 2008:
4 th Quarter	$1.00	$1.00
3 rd Quarter	$1.00	$.25
2 nd Quarter	$1.75	$.25
1 st Quarter	$1.75	$1.75

Number of Shareholders

As of May 29, 2009, there were 31,896,863 shares of our common stock outstanding; 4,000,000 shares of our Series A Preferred Stock outstanding and 8,888,888 shares of our Series C Preferred Stock outstanding.  There are 179 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of security brokers, dealers, and registered clearing agencies.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

In addition, 150 shares of Series C Preferred Stock are outstanding of which 100 are issued to the Noctua Fund, LP, an affiliate of our directors, Mark L. Baum, Esq. and James B. Panther, II and 50 shares are issued to Mr. Marshall Khine.  The Series C Preferred Stock, among other restrictions, requires that the Company pay to it 15% of the Company’s revenues, as calculated by the board, prior to making other dividends or distributions.  Under Delaware law, corporations may only pay dividends from capital surplus.  As a resulting of the Company’s net operating losses to date, which are expected to continue with our continued development, and of our requirement to first pay the Series C Preferred Stockholders their dividend, which is based on gross revenues, it is not likely that we will declare or issue any dividend on the common stock in foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             After giving effect to the 8,888,888 shares of common stock issued pursuant to the Shrink Acquisition, on May 29, 2009 there were 31,896,863 shares of our common stock outstanding; 4,000,000 shares of our Series A Preferred Stock outstanding and 888,8888 shares of our Series C Preferred Stock outstanding.  May 29, 2009.  The following table sets forth the number of shares of common stock of the Company, beneficially owned as of the foregoing date, by (i) each person who, as of such date, was known by us to own beneficially more than five percent (5%) of our issued and outstanding common stock; (ii) each of the named Executive Officers; (iii) the individual Directors; and (iv) the Officers and Directors as a group.  In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, subject to community and martial property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Voting Securities
Mark L. Baum, Esq. (1)(2)	21,881,902 (3)	60.97%
James B. Panther, II (2)(4)	21,217,139(5)	59.12%
Marshall Khine	8,888,888(6)	24.7%

All Officers and Directors as a group (3 persons)(7)	51,987,929	96.8

(1)           The address for Mr. Baum is 1302 Waugh Drive, Suite 618, Houston Texas 7701.

(2)           The address for Noctua Fund, L.P., is Noctua Fund Manager, LLC c/o Mr. Baum, 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011.  Noctua Fund Manager, LLC, is an entity equally owned and controlled by Mr. Baum and Mr. Panther II.

(3)           Includes: 15,284,479 shares held by BCGU, LLC, of which Mr. Baum and Panther II are equal owners and control persons and 2,250,617 shares underlying an immediately exercisable option owned by Noctua Fund to acquire outstanding shares Luis Leung, a former director.  Mr. Baum disclaims beneficial ownership over half (7,642,239 shares) of all shares owned by BCGU, LLC or by the Noctua Fund  (1,125,308 shares); 2,000,000 shares underlying shares of Series A Preferred Stock, which are owned by a limited partnership, the general partner and sole limited partner of which is owned and controlled by Mr. Baum.  Also includes 2,346,706 shares indirectly owned by Mr. Baum through entities wholly owned by him.

(4)           The address for Mr. James B. Panther, II, is 381 Casa Linda Plaza, Suite 408, Dallas, Texas 75218.

(5)           Includes: 15,284,479 shares held by BCGU, LLC, of which Mr. Baum and Panther II are equal owners and control persons and 2,250,617 shares underlying an immediately exercisable option owned by Noctua Fund to acquire outstanding shares Luis Leung, a former director.  Mr. Panther II disclaims beneficial ownership over half (7,642,239 shares) of all shares owned by BCGU, LLC or by the Noctua Fund (1,125,308 shares); 1,960,000 shares underlying shares of Series A Preferred Stock, and 1,776,195 shares owned by an entity  principally owned and controlled by Mr. Panther II.   Noctua Fund, LP also owns 100 shares of Series C Preferred Stock.

(6)           The address for Mr. Marshall Khine, our newly appointed director, is c/o 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011.  Mr. Khine also owns 50 shares of Series C Preferred Stock.

(7)           The table excludes the stock of Mr. Luis J. Leung, who resigned as an officer and director of the corporation on May 29, 2009.  On May 29, 2009 he owned 2,250,617 shares on May 29, 2007.  The address for Mr. Luis J. Leung is c/o 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011.  Includes 2,250,617 shares subject to sale under the four year option to the Noctua Fund, which shares are notionally held by the Noctua Fund.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

 LEGAL PROCEEDINGS

To our knowledge, we are not parties to any lawsuits.

 INDEMNIFICATION OF DIRECTORS, OFFICERS AND CONSULTANTS

Under Section 145(a) of the General Corporation Law of Delaware, we may indemnify any of our officers or directors in any action other than actions by or in the right of our company, whether civil, criminal, administrative or investigative, if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceedings if such director or officer has no reasonable cause to believe his conduct was unlawful. Under Section 145(b), we may indemnify any of our officers or directors in any action by or in the right of our company against expenses actually and reasonably incurred by him in the defense or settlement of such action if such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, except where such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to us, unless, on application, the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person in view of all the circumstances is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Section 145(c) provides for mandatory indemnification of officers or directors who have been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b). Section 145(d) authorizes indemnification under subsections (a) and (b) in specific cases if approved by our board of directors or stockholders upon a finding that the officer or director in question has met the requisite statutory standards of conduct. Section 145(g) empowers us to purchase insurance coverage for any director, officer, employee or agent against any liability incurred by him in his capacity as such, whether or not we would have the power to indemnify him under the provisions of the Delaware General   Corporation Law. The foregoing is only a summary of the described sections of the Delaware General Corporation Law and is qualified in its entirety by reference to such sections.

Our bylaws provide that the Corporation shall indemnify its directors, officers, employees, fiduciaries and agents to the fullest extent permitted under General Corporation Law of Delaware.

 DIRECTORS AND EXECUTIVE OFFICERS

As a result of the Shrink Acquisition, at closing, Mr. Khine joined Messrs. Baum and Panther II on the Board of Directors of the Company. Mr. Leung resigned from our board of directors and as an officer of the Company.   Detailed descriptions of Messers Baum, Panther II and Khine can be found under Item 5.02 below.

Employment Agreements of the Executive Officers

We do not currently have any employment agreements with any of our other employees, officers or directors.

 PANEL OF ADVISORS

The Company has created a scientific advisory board and appointed members who previously served on the Scientific Advisory Board of Shrink.  Members of the Scientific Advisory Board, indicated with an asterisk, are not employees of the Company.

*Michelle Khine, PhD is the mastermind behind the Shrink technology platform and is the scientific founder of the Shrink nano-technology platform and a veteran entrepreneur, with a successful venture-capitalist (Series B) backed company Fluxion Biosciences located in San Francisco. She is a widely published researcher, with multiple patents grants and honors. Ms. Khine is on several review committees, most notably the Center for Scientific Review at the National Institute of Health. She is Assistant Professor of Bioengineering at the University of California, Merced School of Engineering. Dr. Khine holds PhD, M.S. and B.S. degrees from the University of California Berkeley.  The Company does not yet have an employment agreement of contract with Dr. Khine and the loss of her services would irreparably harm the Company.

*Sayantani Ghosh, PhD is Assistant Professor at the School of Natural Sciences at the University of California Merced. She has performed significant research and is published in the fields of spintronics, liquid crystal quantum dot ensembles, plasmonics, and photovoltaics.

*Fabian Pease, PhD is Professor of Electrical Engineering at Stanford University where his group's areas of research include micro- and nano-fabrication and their application to electronic and magnetic devices and structures. Dr. Pease conducted research on the synthesis of DNA microarrays at Affymetrix Corporation and initiated programs in Advanced Microelectronics and Molecular-Level Printing the Defense Advanced Research Projects Agency. He has served as a consultant to IBM, Xerox, Etec Systems, and Lawrence Livermore Labs and is on the Technical Advisory Boards of Ultratech Stepper, San Jose, CA and Affymetrix, Santa Clara, CA. He has published over 200 articles and authored several book chapters. Dr. Pease holds BA, MA, and PhD degrees from Cambridge University, United Kingdom.

*Andrew Isaacs is Adjunct Professor of Entrepreneurship at the Haas School of Business, University of California, Berkeley. Mr. Isaacs is involved in numerous directorships and is the President of California Technology Intl, Inc. He has served as Vice President of Kevex Instruments, and Senior Scientist at NASA Johnson Space Center. As an educator, he has guided many start up companies to success. Mr. Isaacs holds B.S. and M.S. degrees the University of Michigan.

*Roland Winston, PhD is Professor at School of Natural Sciences and School of Engineering, University of California, Merced. Prior to joining UC Merced, Professor Winston was a professor at the University of Chicago for 39 years (6 of which he served as the Chair of Department of Physics). Professor Winston is a distinguished physicist and one of the country's leading solar power experts and has developed technology to produce the highest intensity of sunlight. Professor Winston holds over 30 patents on nonimaging, radiant energy concentration and illumination. He has also authored of more than 150 publications and co-authored two definitive books on non-imaging optics. Dr. Winston holds PhD, M.S., and B.S. degrees from University of Chicago.

Each member of our Scientific Advisory Board serves on the board pursuant to a consulting agreement.  Under the agreements, they agree to serve on our Scientific Advisory Board. They agree not to disclose our confidential information and to assign any intellectual property which they conceive or develop while performing the services.  The agreements entitle the members to receive direct grants of restricted common stock of the Company, and also grants them options to acquire our common stock for a period of 24 months following the first day of every quarter at the closing market price of the Company’s common shares on the first day such option may be exercised.

Member	Number of Options Granted Quarterly	Grants of Stock Under the Agreements
Michelle Khine PhD	25,000	200,000 shares due 9/1/09
Sayantani Gosh PhD	25,000	200,000 shares due 9/1/09
Fabian Pease PhD	25,000	100,000 shares due 8/24/09
Andrew Isaacs	30,000
Roland Winston PhD	25,000	100,000 shares due 9/1/09

 CORPORATE GOVERNANCE

Committees of the Board of Directors

None.

Code of Ethics

Effective February 10, 2006, our Board adopted the “Audiostocks, Inc. Code of Business Conduct and Ethics” (see Exhibit 11.1.7 to this First Amended Form 10-K Report for the year ended 2007).  The Board believes that our Code of Business Conduct and Ethics provides standards that are reasonably designed to deter wrongdoing and to promote the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submits to, the Securities and Exchange Commission; (3) compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons; and (4) accountability for adherence to the Code of Business Conduct and Ethics.  We will provide a copy of our Code of Business Conduct and Ethics by mail to any person without charge upon written request to us at:  2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than ten percent of our outstanding common stock file with the SEC initial reports of beneficial ownership and reports of changes to their stock ownership. Persons who are required to make these filings are also required to provide us with a copy of all Section 16(a) reports.

To our knowledge, based solely on a review of the copies of the reports furnished to us, none of the  Section 16(a) filing requirements applicable to our directors and executive officers were complied with during the fiscal year ending December 31, 2008 or

Director Independence

As a result of the ownership of the Company by our three directors, Mr. Baum, Mr. Panther II and Mr. Khine, and as a result of covenants within the preferred stock that render effective control over the Company to Mr. Baum and Mr. Panther II, none of the existing directors are deemed independent at this time.  Our directors do not receive a salary.  Nonetheless, we have entered into a lease agreement for the sublease of office space from an entity owned by Mr. Baum and Mr. Panther II and an operating agreement for administrative services with an entity owned by them.  This lease and operating agreement was ratified by Mr. Khine upon execution of the Shrink Agreement and his appointment to the board as he is the sole disinterested director for such purpose.  The Corporation intends to not enter into transactions with directors, to the extent avoidable, and, if it is required to do so, at terms that it believes are no less favorable to the corporation as would otherwise be available for the same services with third parties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A variety of conflicts of interest exist, and may continue to exist, from time to time, primarily as a result of our principal owners maintaining control of the Company, and our continued sublease and operating agreements with a principal shareholder and director, Mark. L. Baum, and Mr. James B. Panther, II.  They also own and control, the Series A Preferred Stock which gives its holders voting control over the company.  In addition, Mr. Baum and Mr. Panther II owns our outstanding the Series C Preferred Stock, which grants a distribution right to 15% of our revenues to its holder.

Mr. Baum and Mr. Panther II have been business partners for more than 8 years.  Mr. Khine and Dr. Michelle Khine are brother and sister, respectively.  Mr. Baum and Mr. Khine are long time friends and attended law school together from 1995 to 1998.

In addition, we may enter into contracts, agreements of arrangements from time to time with such persons, or with Mr. Marshall Khine, a member of our board of director and significant shareholder, or other persons on our scientific advisory board.  The Board endeavors to require that all interested party transactions be approved by a majority of the disinterested directors.  In addition, the Board, in good faith, negotiates or intends to negotiate transactions with affiliates at terms that are no less favorable to the Company than would otherwise be available from bona fide third party sources.

As a result of control by these persons, and their ability to appoint board members and officers, and, as a result of the outstanding Series A Preferred Stock, such persons has and will continue to have and be able to exert, substantial control over the Company’s and Shrink’s day to day operations, contracts, and long term prospects.

Mark L. Baum and James B. Panther II are both limited partners in Noctua, and through entities which Mr. Baum and Mr. Panther II own, equally own and control Noctua Fund Manager LLC, the general partner of Noctua.  As part of the consideration for the acquisition of Shrink, the Company assumed, pursuant to the terms of a note exchange agreement, the outstanding notes due to Noctua Fund LP, which had an aggregate currently outstanding balance of approximately $118,121, in consideration of Noctua consenting to the transaction.  Noctua also loaned the company $10,000 on March 31, 2009, at 15% interest, with a maturity date of March 31, 2010..

Dr. Khine, one of our consultants and a member of our Scientific Advisory Board is the sister of Mr. Marshall Khine.  Mr. Khine, who is now one of our directors, is the person from whom we acquired Shrink and he owns 8,888,888 shares of our common stock and 50 shares of our Series C Preferred Stock.

As a part of the transaction related to the sale of the AudioStocks Business, we executed a License Consent Agreement, or LCA,  with BCGU, an entity indirectly controlled by James Panther II, and Mark L. Baum, Esq., two of our directors.  The license consent agreement was attached as Exhibit 10.1 to a Form 8-K filed with the SEC on January 21, 2009.

On September 30, 2008, we entered into a settlement agreement with our then president, Luis J. Leung, for the settlement his claim related to for $94,010 in salary then owed to Mr. Leung pursuant to his employment agreement. (That settlement Agreement, was attached as Exhibit 10.6 to our Form 10-Q for the period ended September 30, 2008). Pursuant to the terms of the settlement agreement, we agreed to issue a total of 1,750,309 shares of our restricted common stock to him as a final settlement of the claim.  Due to the issuance of stock, the company incurred an additional stock based compensation expense of $1,218,722.

On October 1, 2008, we entered into a second agreement with Mr. Leung which was an omnibus settlement agreement of all liabilities of the Company to him.  (See Exhibit 11.1.3 to the Form 10-K Report for the period ended December 31, 2008).

On November 25, 2008, we executed a First Amended Licensing Consent Agreement which amended the LCA and provided consideration to BCGU in the form of the Company’s Preferred Series A and Preferred Series B shares.  The Preferred Series A and B shares were previously designated with the State of Nevada on July 1, 2007, and until the November 25, 2008 transaction with BCGU, none of our Preferred Series A and B shares had been issued.  The designation of the Company’s Preferred Series A and B stock was previously described in Exhibit 3.1.3 in the Company’s Form 10-Q filing, filed with the SEC on November 14, 2007.  The Preferred Series A shares provide the holder with certain voting rights, among other rights, that may equal, when cast, a majority of the votes which could be cast at a meeting of the Company’s shareholders.  The Preferred Series A stock is convertible on a one-for-one basis into our common stock, at the option of the holder.  The Preferred Series B shares provide the holder with a significant dividend rights, among other rights, which in the case of the issuance related to the execution of the First Amended License Consent Agreement, was designed to equal the percentage due to BCGU from revenues the Company generated from assets BCGU had licensed to the Company and which were being assigned to Dao Information Systems, Inc. under the First Amended License Consent Agreement.

On November 30, 2008 we again amended the LCA, including the First Amended Licensing Consent Agreement, and entered into a Second Amended License Consent Agreement with BCGU in order to legally release us from more than $240,000 in obligations which was due and owing at the time of the sale of the AudioStocks Business.  (See Exhibit 11.1.4 to our Form 10-K Report for the period ended December 31, 2008).

 ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As consideration for the acquisition of Shrink, the Company  issued an aggregate of 8,888,888 shares of the Company's common stock. In addition, the Company (i) assumed approximately $91,000 in debt which shall be consolidated into a presently outstanding $100,000 note due to Noctua Fund LP, and (ii) issued to Seller 50 shares of the Company’s Series C Preferred Stock and (iii) provide Seller with one seat on the Company Board of Directors.

The Company claims an exemption from the registration requirements of the Act for the private  placement of these securities pursuant to Section 4(2) of the Act since the transaction did not involve a public  offering.

 ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 29, 2009, Luis Leung resigned as a director and officer of the Company.

On that same date and pursuant to the terms of the Shrink Acquisition, Mr. Marshall Khine was appointed as a director of the Company, joining Messers. Baum and Panther II.   In addition, Mr. Baum became our President and Chief Executive Officer.

Accordingly, effective immediately after the Closing on May 29, 2009, and with the appointment of Marshall Khine and simultaneous resignation of Mr. Leung, the following persons were constituted the Board of Directors:

Name	Age	Position
Mark L. Baum, Esq.	36	CEO and Director
Marshall Khine, Esq.	37	Director, Secretary
James B. Panther, II	36	Chairman of the Board of Directors
Luis J. Leung	36	Director (Resigned as of May 29, 2009)

Please also see the section entitled “Management” of Section 2.01 of this current report for the business experience of the new officers and directors, whose information is herein incorporated by reference.

Marshall Khine is an Assistant District Attorney for the San Francisco District Attorney’s Office.  For the past four years, Mr. Khine has served on the Homicide Trial Team prosecuting murder cases.  He has been a trial lawyer for over ten years with extensive experience in many areas of complex litigation including sexual assault crimes, hate crimes, theft and fraud related crimes, grand jury work, forensic evidence litigation, psychiatric evidence litigation and wiretap operations.  He graduated from Cornell University in Ithaca, New York in 1994.  He attended California Western School of Law in San Diego, California on a full academic scholarship and graduated early with honors in 1997.  While in law school and after law school, he worked for the In-house Legal Department of Cubic Corporation in San Diego.  Since 1998, Mr. Khine has resided in the San Francisco Bay Area.

        Mark L. Baum, Esq. is a co-founder, along with Dr. Michelle Khine and Mr. James B. Panther II of Shrink.  Mr. Baum has served as one of our directors since May 12, 2009.  He has more than 12 years experience financing, operating and advising smallcap and microcap publicly traded enterprises and has completed more than 125 rounds of financing for more than 40 publicly traded companies. Mr. Baum has participated in numerous public company spin-offs, restructurings and recapitalizations, venture fundings, private-to-public mergers, and multi-million dollar asset acquisitions and divestitures. Mr. Baum serves on the Boards of Directors and Boards of Advisors for several domestic and international private and public companies. Mr. Baum is a published inventor, licensed attorney in the State of California, and entrepreneur.

James B. Panther II is a co-founder, along with Mr. Mark L. Baum, Esq. and Dr. Michelle Khine of Shrink.  Mr. Panther II has served as one of our directors since May 5, 2009. He currently is responsible for the day to day investment decision for Noctua Fund, LP. He brings significant experience in managing fund raising, financing, M & A, and advisory services in a merchant banking environment. Mr. Panther II has raised, funded and participated in more than five hundred million dollars of debt and equity financing for private and publicly traded companies. As Managing Partner of Bristol Partners he was responsible for portfolio investments, leading over 20 transactions ranging from $15 million to $300 million in valuation and building a team of professionals that closed over 40 transactions. Mr. Panther II holds B.A. in Finance from Boston College and a Degree in Economics from the University of Granada, Granada, Spain. He is fluent in English and Spanish.

Scientific Advisory Board

As a result of the Shrink Acquisition, various persons with scientific knowledge and resources that are vital to the Company  have been appointed to the Scientific Advisory Board of the Company.  The Company does enter into confidentiality and non-compete agreements with such persons, and may compensate such persons in the form of securities or option grants, however, no employment agreements with any such persons have been entered into as of the date of this Report.

  ITEM 7.01                                REGULATION FD DISCLOSURE

On June 3, 2009, the Company distributed a press release relating to the acquisition Shrink Technologies, Inc.  A copy this press release is furnished as an exhibit to this Report.

 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

The financial statements for Shrink, consisting of an audited balance sheet dated as of December 31, 2008, an unaudited balance sheet dated as of March 31, 2009, audited statements of operations and statements of cash flows for the fiscal year ended December 31, 2008, and unaudited statements of operations and statements of cash flows for the quarter ended March 31, 2009, are filed as Exhibit 99.1 to this current report on Form 8-K.

(b) Pro forma financial information.

The Unaudited Pro Forma Financial information of Audio Stocks and Shrink for the period ended March 31, 2009, related to the acquisition of Shrink are filed as Exhibit 99.1 to this current report on Form 8-K.

(c) Exhibits.

3.1
Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit  3.1.2 to Registration Statement on Form SB-2 filed October 19, 2006; Exhibit 11.1.5 to Annual Report on Form 10-K filed on April 20, 2009; and Exhibit 3.1 of Current Report on Form 8-K filed May 15, 2009)

4.1	By-laws (incorporated by reference to Exhibit 3.1.3 to Registration Statement on Form SB-2 filed October 19, 2006

10.1	Stock Exchange Agreement dated as of May 29, 2009, by and between Shrink Nanotechnologies, Inc. and Marshall Khine

10.2
Exclusive License Agreement for Processes for Microfluidic Fabrication and other Inventions, dated as of April 29, 2009, between Shrink Technologies, Inc., a California corporation and the California Regents of the University of California.

10.3	Research Agreement between Shrink Technologies, Inc. and the Regents of the University of California

10.4	Office space sublease between Shrink Technologies, Inc., a California corporation as Tenant and Business Consulting Group Unlimited, Inc. as sublessor, dated as of May 1, 2009.

10.5	Operating Agreement, dated as of May 1, 2009 between Shrink Technologies, Inc., a California corporation, and BCGU, LLC, a Nevada limited liability company.

10.6
Debt Consolidation Agreement effective as of April 20, 2009 between AudioStocks, Inc. and Noctua Fund LP, and Form of 14% Notes Issued to Noctua (incorporated by reference to Exhibit 10.1 and Exhibit 10.2 of Current Report on Form 8-K dated May 8, 2009)

10.7	Note Exchange Agreement, dated as of May 29, 2009

10.8	Consulting Agreement with Dr. Michelle Khine

21.1	List of Subsidiaries of Registrant

99.1	Unaudited Pro Forma Financial Statements: Shrink Nanotechnologies, Inc.

99.2	Audited Financial Statements of Shrink Technologies, Inc.

99.3	Press Release Dated June 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHRINK NANOTECHNOLOGIES, INC. By: /s/ Mark L. Baum, Esq. Its: Chief Executive Officer